UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2021

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On April 3, 2021, Leaf Group Ltd., a Delaware corporation (the “Company”), Graham Holdings Company, a Delaware corporation (“Parent”), and Pacifica Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement.

The Board of Directors of the Company (the “Company Board”), has unanimously (i) approved and declared advisable the Merger Agreement and the Merger, (ii) determined that the Merger is in the best interests of the Company and its stockholders, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for adoption and (iv) recommended that the Company’s stockholders vote in favor of the adoption of the Merger Agreement.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.0001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held by the Company as treasury stock or owned by Parent or Merger Sub and (ii) shares of Company Common Stock held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares) will be automatically converted into the right to receive cash in an amount equal to $8.50 per share, net of applicable withholding taxes and without interest thereon (the “Merger Consideration”).

At the Effective Time, by virtue of the Merger and without any action on the part of the holders, (i) each outstanding option to purchase shares of Company Common Stock (each, a “Company Option”) issued under the Company’s Amended and Restated Incentive Award Plan (the “Incentive Plan”), will be cancelled and, in consideration thereof, the holder of such Company Option will receive an amount (such amount, the “Company Option Consideration”) in cash equal to, net of applicable tax withholding, the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock underlying such Company option, multiplied by (y) the total number of shares of Company Common Stock subject to such Company option and (ii) each outstanding restricted stock unit of the Company (each, a “Company RSU”) issued under the Incentive Plan will be cancelled and, in consideration thereof, the holder of such Company RSU shall receive an amount (such amount, the “Company RSU Consideration”) in cash equal to, net of applicable tax withholding, the Merger Consideration in respect of each share of Company Common Stock subject to such Company RSU. Notwithstanding the foregoing, each outstanding Company RSU that is not vested immediately prior to the Effective Time (or would not become vested by the terms thereof as a result of the Merger) will, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such unvested Company RSU will receive the Company RSU Consideration, as the case may be, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof) as applicable to such unvested awards to which such Company RSU Consideration relates. For the avoidance of doubt, any Company Option with an exercise price equal to or greater than the Merger Consideration shall be canceled for no consideration.

The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the adoption of the Merger Agreement by the Company’s stockholders (the “Company Stockholder Approval”); (ii) the absence of any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger issued by any Governmental Entity of competent jurisdiction; (iii) termination or expiration of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the representations and warranties of the parties being true and correct subject to certain materiality qualifications and all covenants of the parties having been complied with in all material respects; and (v) the absence of a Company Material Adverse Effect on the Company. The Merger is not subject to any approval by the stockholders of Parent or to any financing condition.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, (i) to conduct its and its subsidiaries’ businesses in the ordinary course between the execution of the Merger Agreement and the Effective Time; (ii) not to engage in certain kinds of transactions during this period; and (iii) to call a special meeting of the Company’s stockholders to adopt the Merger Agreement and obtain Company Stockholder Approval (the “Stockholders Meeting”).

The Merger Agreement contains a customary “no-shop” provision under which the Company is not permitted to, among other things, (i) solicit or encourage any alternative acquisition proposals, (ii) furnish any non-public information to any person in connection with or in response to any alternative acquisition proposal, (iii) engage in or continue in any negotiations or discussions with any person with respect to any alternative acquisition proposal or otherwise cooperate with any alternative acquisition proposal, (iv) waive any “standstill” or similar agreement, or (v) approve, recommend or declare advisable any alternative acquisition proposal. The “no-shop” provision is subject to certain exceptions that permit the Company Board to comply with its fiduciary duties, which, under certain circumstances, would enable the Company to provide information to, and engage in discussions or negotiations with, third parties in response to alternative acquisition proposals.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, (i) by mutual agreement of the Company and Parent to terminate, (ii) by either party if the Effective Time has not occurred on or before August 31, 2021 (the “End Date”), (iii) by either party if any law or order that makes the Merger illegal or that prohibits the consummation of the Merger has become final and nonappealable, (iv) by either party if the Company Stockholder Approval is not obtained after a final vote of the Company’s stockholders has been taken at the Stockholders Meeting, (v) by Parent if the Company Board changes its recommendation with respect to the Merger to the Company’s stockholders, (vi) by Parent if the Company materially breaches any of the “no-shop” provisions contained in the Merger Agreement, (vii) by the Company, prior to obtaining the Company Stockholder Approval, in order to accept a Superior Proposal (as defined below) and enter into a definitive agreement concerning such Superior Proposal, (viii) by Parent if the Company has breached or failed to perform any of its representations and warranties, covenants or obligations under the Merger Agreement such that a closing condition would be incapable of being satisfied by the End Date and (ix) by the Company if Parent has breached or failed to perform any of its representations and warranties, covenants or obligations under the Merger Agreement such that a closing condition would be incapable of being satisfied by the End Date.

Upon termination of the Merger Agreement, the Company will be required to pay Parent a fee (the “Termination Fee”) of $12,900,000 if (i) Parent terminates the Merger Agreement as a result of the Company Board changing its recommendation to the Company’s stockholders or the Company has materially breached any of its “no-shop” obligations in the Merger Agreement (or in certain circumstances where the Merger Agreement is terminated for other reasons but Parent had the right to terminate it for the foregoing reasons), (ii) the Company terminates the Merger Agreement to accept a Superior Proposal and enter into a definitive agreement concerning such Superior Proposal, or (iii) an alternative acquisition proposal is publicly announced or made to the Company after the date of the Merger Agreement, and thereafter (x) the Merger Agreement is terminated by either party under certain specified circumstances and (y) within twelve (12) months of such termination, the Company enters into an definitive agreement with respect to an alternative acquisition proposal or an alternative acquisition proposal is consummated.

Prior to obtaining the Company Stockholder Approval, the Company Board may, in each case subject to the limitations set forth in the Merger Agreement, change its recommendation that stockholders vote to adopt the Merger Agreement in response to (i) any material change in circumstance affecting the Company that was not known to or reasonably foreseeable by the Company Board as of or prior to the date of the Merger Agreement and becomes known to the Company Board after the date of the Merger Agreement and prior to the date of the Stockholders Meeting, subject to certain exceptions (a “Change in Circumstance”), or (ii) a bona fide, unsolicited written Acquisition Proposal that the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s independent financial advisor and outside legal counsel would result in a transaction that is more favorable from a financial point of view to the holders of Company Common Stock than the Merger (a “Superior Proposal”), in which case the Company may also terminate the Merger Agreement to enter into a definitive agreement concerning such Superior Proposal, subject to certain conditions including payment of the Termination Fee described below. In each of the foregoing cases, such change of recommendation is permissible only if the Company Board determines that the failure to so change its recommendation in such circumstances would be inconsistent with its fiduciary obligations to the stockholders of the Company under Delaware law.

Before the Company Board may change its recommendation in connection with a Change in Circumstance or a Superior Proposal, or terminate the Merger Agreement to accept a Superior Proposal, the Company must provide Parent five business days’ notice that the Company Board intends to change its recommendation, during which period the Company will negotiate with Parent (to the extent Parent desires to do so) to make adjustments to the terms and conditions of the Merger Agreement so as to permit the Company Board to determine that the failure to change its recommendation in respect of the Change in Circumstance would no longer be inconsistent with its fiduciary obligations or that the acquisition proposal no longer constitutes a Superior Proposal. In the event of any change to any financial term or any other material term of a Superior Proposal, the Company must provide a new notice to Parent and an additional period of three business days for such negotiations.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided by each of the Company and Parent in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company or Parent.

Voting Agreement

In connection with the execution of the Merger Agreement, Parent entered into a voting and support agreement (the “Voting Agreement”) with the Company’s directors and executive officers, who collectively hold approximately 2.1% of the outstanding shares of Company Common Stock. The Voting Agreement provides that, among other things, each of the stockholders party thereto will vote or cause to be voted, all of the shares of Company Common Stock beneficially owned by such stockholder (i) in favor of the stockholder proposals submitted at the Stockholders Meeting, including the adoption of the Merger Agreement, and (ii) against any alternative acquisition proposal and certain other actions, including actions that would reasonably be expected to result in a material breach of the Merger Agreement or prevent or materially impair or delay consummation of the Merger prior to the End Date.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Voting Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02(e).	Compensatory Arrangements of Certain Officers

To induce certain officers and employees of the Company to continue their employment and to encourage them to exert their best efforts toward the closing of the Merger, the Company Board approved the Leaf Group Ltd. Retention Plan (the “Retention Program”). Under the Retention Program, the Compensation Committee of the Company Board will select officers who will be eligible to receive certain retention bonuses and the amount of such bonuses, and the Company’s Chief Executive Officer, Sean Moriarty, will select employees who will be eligible to receive certain retention bonuses and the amount of such bonuses. Mr. Moriarty is not eligible to receive any payments under the Retention Program. Two named executive officers, Brian Gephart and Brian Pike, were granted bonuses of $100,000 each under the Retention Program. The maximum aggregate amount payable to all participants under the Retention Program is $2,750,000.

As more fully set forth in the Leaf Group Ltd. Retention Plan document and the form of Retention Award letter, forms of which are attached hereto as Exhibits 10.1 and 10.2, and incorporated herein by reference and qualified entirely by the language thereto, each Retention Program participant is entitled to a lump sum cash bonus upon the earlier of (i) a Change in Control (as defined in the Retention Program, which would include consummation of the Merger) or termination of the Merger Agreement or (ii) a termination of employment without Cause (as defined in the Retention Program) prior to such Change in Control or termination of the Merger Agreement. Any bonus payable pursuant to the Retention Program is subject to reduction in the event such bonus, in addition to other payments, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, such that the aggregate of all payments would not be subject to such excise tax, but only if, after such reduction, the value of the reduced payments exceeds the amount the participant would have received had such payments been subject to such excise tax and all applicable taxes, assuming the highest marginal rate of tax.

Item 8.01.	Other Events

On April 5, 2021, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Additional Information and Where to Find It

This communication relates to the proposed Merger involving the Company and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. The proposed Merger will be submitted to the Company’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.leafgroup.com or by contacting the Company’s Investor Relations contact at shawn.milne@leafgroup.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company Common Stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 25, 2021, its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 20, 2020, and in subsequent documents filed or to be filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the Merger, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed Merger and the timing of the closing of the proposed Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iv) unanticipated difficulties or expenditures relating to the proposed Merger, the response of business partners and competitors to the announcement of the proposed Merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger; (v) the response of Company stockholders to the Merger Agreement; and (vi) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 3, 2021, by and among Graham Holdings Company, Pacifica Merger Sub, Inc. and Leaf Group Ltd.(1)
10.1	Form of Leaf Group Ltd. Retention Plan
10.2	Form of Leaf Group Ltd. Retention Plan Retention Award Letter
99.1	Form of Voting Agreement(1)
99.2	Press Release, dated April 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF GROUP LTD.

Date: April 5, 2021	By:	/s/ Adam Wergeles
	Name:	Adam Wergeles
	Title:	Executive Vice President and General Counsel

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

Graham Holdings Company,

Pacifica Merger Sub, Inc.

and

Leaf Group Ltd.

Dated as of April 3, 2021

i

ii

iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of April 3, 2021, by and among Graham Holdings Company, a Delaware corporation (“Parent”), Pacifica Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Leaf Group Ltd., a Delaware corporation (the “Company”).

RECITALS

A.         The Company’s outstanding capital stock consists of shares of common stock, par value $0.0001 per share (“Company Common Stock”).

B.         Upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will be merged with and into the Company (the “Merger”) with the Company as the surviving corporation of the Merger (the “Surviving Corporation”), whereby each share (except as otherwise provided herein) of Company Common Stock not owned directly by Parent, Merger Sub or the Company will be converted into the right to receive the Merger Consideration (as defined below), net to the seller in cash, without interest, subject to any withholding of Taxes required by applicable Law (as defined below), upon the terms and subject to the conditions of this Agreement.

C.        The Board of Directors of the Company (the “Company Board”) has (i) approved and declared advisable this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the Company and its stockholders, (iii) directed that this Agreement be submitted to the stockholders of the Company for adoption and (iv) recommended that the Company’s stockholders vote in favor of the adoption of this Agreement.

D.        The Board of Directors of Parent has, on the terms and subject to the conditions set forth herein, (i) determined that the Transactions (as defined below) are in the best interests of Parent, and (ii) authorized and approved the execution, delivery and performance of this Agreement by Parent.

E.         The Board of Directors of Merger Sub has (i) approved and declared advisable this Agreement and the Merger, (ii) determined that the Merger is in the best interests of Merger Sub and its stockholder, (iii) directed that this Agreement be submitted to the stockholder of Merger Sub for adoption and (iv) recommended that Merger Sub’s stockholder vote in favor of the adoption of this Agreement.

F.          Concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain of the Company’s stockholders are entering into a Voting and Support Agreement with Parent (the “Voting Agreement”), pursuant to which such stockholders will, among other things, vote their shares of Company Common Stock in favor of approval of this Agreement and take certain other actions in furtherance of the transactions contemplated hereby, in each case, subject to the terms and conditions thereof.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Article 1
DEFINITIONS

Section 1.1.   Definitions.

   (a)        As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement (i) containing terms not less restrictive in the aggregate to the counterparty thereto than the terms of the Confidentiality Agreement, (ii) does not include any provision calling for any exclusive right to negotiate with any Third Party and (iii) does not prohibit the Company from satisfying any of its obligations hereunder. Notwithstanding the foregoing, a Person who entered into a confidentiality agreement with the Company after January 1, 2021 relating to a purchase of, or business combination with, the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement.

“Acquired Companies” means the Company and each of its Subsidiaries, collectively.

“Acquisition Inquiry” means an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by or on behalf of Parent or any of its Subsidiaries) that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means any indication of interest, proposal or offer from any Person or group contemplating or otherwise relating to (i) the acquisition of 15% or more of any class of the equity interests in the Company (by vote or by value) by any Third Party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary of the Company) representing, directly or indirectly, 15% or more of the net revenues, net income or assets of the Acquired Companies, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party, directly or indirectly, of any class of equity interest in any Entity that holds assets representing, directly or indirectly, 15% or more of the net revenues, net income or assets of the Acquired Companies, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning 15% or more of the outstanding shares of Company Common Stock and any other voting securities of the Company (or instruments convertible to or exchangeable for 15% or more of such outstanding shares or securities), (v) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting Entity of such transaction or (vi) any combination of the foregoing.

“ADA” means the Americans with Disabilities Act.

“ADEA” means the Age Discrimination in Employment Act.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Anti-Corruption Laws” means all applicable anti-bribery and anti-corruption Laws, including the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1 et seq.), UK Bribery Act 2010, and Laws enacted by member states and signatories implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Antitrust Law” means any antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Law in any applicable jurisdictions, whether federal, state, local or foreign.

“Appraisal Shares” means any shares of Company Common Stock outstanding immediately prior to the Effective Time that are held by a holder who did not vote in favor of the adoption of this Agreement or the Merger (or consent thereto in writing) and is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by Law or executive Order to be closed.

“Business Data” means data or information, and databases of data or information, in any format, in the possession, custody, or control of any Acquired Company or Processed in the conduct of the business of the Acquired Companies or necessary for the conduct of the business of any Acquired Company, including all financial data related to the business of the Acquired Companies, and Personal Data contained in any databases that are Processed in or necessary for the conduct of the business of any Acquired Company.

“Canaccord” means Canaccord Genuity LLC.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020 (Pub. L. No. 116-136, 131 Stat. 281), as in effect from time to time, together with all amendments thereto and all binding regulations and guidance issued by any Governmental Entity with respect thereto.

“Code” means the Internal Revenue Code of 1986.

“Company 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

“Company Benefit Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, and each other stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity or equity-based, deferred-compensation, employment, consulting, retirement, welfare-benefit, bonus, incentive, commission, change in control, retention, separation, severance, paid time off, or fringe benefit or other benefit or compensation plan, policy, program, Contract, arrangement or agreement which, in each case, either (i) is sponsored, maintained or contributed by the Acquired Companies or with respect to which any Acquired Company has or would reasonably be expected to have any Liability, or (ii) is sponsored by a professional employer organization or similar organization and in which any individual participates in connection with his or her employment with or service to an Acquired Company.

“Company Bylaws” means the Amended and Restated Bylaws of the Company, as in effect as of the date hereof, including any amendments.

“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as in effect as of the date hereof, including any amendments.

“Company Compensatory Award” means each Company Option and Company RSU Award.

“Company Disclosure Schedule” means the Company Disclosure Schedule dated the date hereof and delivered by the Company to Parent prior to or simultaneously with the execution of this Agreement.

“Company Equity Incentive Plan” means the Amended and Restated Leaf Group Ltd. 2010 Incentive Award Plan, adopted June 2015.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by any of the Acquired Companies (including any Company Patents, Company Marks and Company Copyrights).

“Company Material Adverse Effect” means, with respect to the Acquired Companies, any Effect that, individually or when taken together with all other Effects, (i) does, or would reasonably be expected to, prevent or materially impair or materially delay the consummation of the Merger by the Company prior to the End Date or (ii) is, or would reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Acquired Companies taken as a whole; provided that, for purposes of the foregoing clause (ii), in no event shall any of the following arising after the date of this Agreement, alone or in combination, or any Effect to the extent any of the foregoing results from any of the following arising after the date of this Agreement, be taken into account in determining whether there shall have occurred a Company Material Adverse Effect: (A) changes in the Company’s stock price or trading volume, in and of themselves (but not, in each case, the underlying cause of such change, unless such underlying cause would otherwise be excepted from this definition); (B) any failure by the Company to meet, or changes to, published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in each case in and of itself (but not, in each case, the underlying cause of such failure, unless such underlying cause would otherwise be excepted from this definition); (C) general business, economic or political conditions in the United States or any other country or region in the world, or changes therein; (D) conditions in the financial, credit, banking, capital or currency markets in the United States or any other country or region in the world, or changes therein, including (1) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (2) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (E) changes in general conditions in an industry in which the Acquired Companies operate; (F) acts of hostilities, war, sabotage or terrorism (including any outbreak, escalation or general worsening of any such acts of hostilities, war, sabotage or terrorism) in the United States or any other country or region in the world; (G) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or man-made disasters or acts of God or weather conditions in the United States or any other country or region in the world, or any escalation of the foregoing; (H) any epidemic, pandemic or other similar outbreak (including continuation or escalation of the COVID-19 pandemic) in the United States or any country or region in the world where the Acquired Companies have material operations, or any escalation of the foregoing; (I) the execution or announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Acquired Companies with employees, customers, contractors, lenders, suppliers, vendors or partners, or the identity of Parent or any of its Affiliates as the acquirer of the Company (it being understood and agreed that this clause (I) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement or the consummation of the Transactions, or the performance of obligations hereunder or thereunder); (J) (1) any action taken by the Company at the written request of Parent that is not expressly required to be taken by the terms of this Agreement or (2) any action expressly required to be taken by the Company by the terms of this Agreement and that are necessary for purposes of consummating the Merger; (K) changes in Law; (L) changes or proposed changes in GAAP or other accounting standards (or the enforcement or interpretation thereof); and (M) any Transaction Litigation; provided that, in each of the foregoing clauses (C), (D), (E), (F), (G), (H), (K) and (L), such Effects referred to therein may be taken into account to the extent that the Acquired Companies are disproportionally affected relative to other similarly situated companies in the industry in which the Acquired Companies operate, in each case only to the extent of any such incremental disproportionate impact or impacts.

“Company Option” means each outstanding option to purchase shares of Company Common Stock under the Company Equity Incentive Plan.

“Company RSU Awards” means the outstanding restricted stock units of the Company issued under the Company Equity Incentive Plan.

“Company Software” means all Software owned or purported to be owned by any of the Acquired Companies.

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, made and entered into as of January 18, 2021, by and between Parent and the Company, as amended by that certain Amendment to Mutual Confidentiality Agreement made and entered into as of January 25, 2021.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, mortgage, indenture, debenture, note, option, warrant, warranty, purchase order, license, permit, franchise, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Copyrights” means, collectively, copyrights in both published and unpublished works (including without limitation all compilations, databases and computer programs, Software, manuals and other documentation and all derivatives, translations, adaptations and combinations of the above) and registrations, applications for registration, and renewals of any of the foregoing.

“Credit Facility” means the credit facility established under that certain Loan and Security Agreement, dated as of November 7, 2019, by and among the Company, certain of the Company’s Subsidiaries and Silicon Valley Bank, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Effect” means any effect, change, event, occurrence, circumstance, condition, state of facts or development.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association or organization or entity (including any Governmental Entity).

“Environmental Claims” means any and all Legal Proceedings, Orders or Liens by any Governmental Entity or other Person alleging potential responsibility or Liability arising out of, based on or related to (i) the presence, release or threatened release of, or exposure to, any Hazardous Materials at any location or (ii) circumstances forming the basis of any violation or alleged violation of, or Liability under, any Environmental Law.

“Environmental Law” means all Law concerning pollution or protection of the environment or health and safety, including any such Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of or exposure of any Person to any Hazardous Materials.

“Environmental Permits” means all permits required to be obtained by the Company in connection with its business under applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any other Acquired Company.

“ESPP” means the Leaf Group Ltd. 2010 Employee Stock Purchase Plan, dated September 27, 2010, as amended.

“Exchange Act” means the Securities Exchange Act of 1934.

“FLSA” means the Fair Labor Standards Act.

“FMLA” means the Family and Medical Leave Act.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any international, supranational, or any domestic or foreign federal, territorial, state or local governmental authority of any nature (including any government and any governmental agency, instrumentality, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Hazardous Materials” means all hazardous, toxic, explosive or radioactive chemicals, substances, wastes, contaminants or pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas, per- and polyfluoroalkyl substances, and all other chemicals, substances, wastes, contaminants or pollutants of any nature regulated, listed, defined or for which Liability or standards of conduct (including remediation) may be imposed pursuant to any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

“Indebtedness” means, as of any time, without duplication, (i) indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money (including in respect of outstanding principal, accrued and unpaid interest, reimbursement, indemnities, prepayment premiums, breakage costs, expense reimbursements, penalties and other fees, charges, payments and expenses related to such obligations), (ii) indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any capitalized lease obligations, (iv) any obligations under interest rate swap, currency swap, forward currency or interest rate Contracts or other interest rate or currency hedging arrangements, (v) all outstanding reimbursement obligations in respect of drawn letters of credit (but for the avoidance of doubt excluding any obligations in respect of undrawn letters of credit), (vi) all obligations owed for all or any part of the deferred purchase price of property, including any earn-out obligations, purchase price adjustments and profit sharing arrangements from purchase and sale agreements, (vii) obligations under any settlement, compromise or other stipulation with respect to any claim, dispute or Legal Proceeding, and (viii) all obligations of the type referred to in the clauses (i) through (vii) of this definition of “Indebtedness” of any Person (other than any Acquired Company) the payment of which any Acquired Company is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. For the avoidance of doubt, “Indebtedness” shall not include any item that would otherwise constitute “Indebtedness” that is (A) an obligation between an Acquired Company and any other Acquired Company, (B) an operating lease obligation, (C) a performance bond, banker acceptances or similar obligations, (D) an undrawn letter of credit or (E) any deferred revenue.

“Independent Financial Advisor” means an independent financial advisor of nationally recognized reputation (it being understood that, for purposes of this definition, Canaccord shall be deemed to be an independent financial advisor of nationally recognized reputation).

“Intellectual Property” means any and all of the following, and all rights in same, as they exist in any jurisdiction throughout the world: (i) Patents; (ii) Marks; (iii) Copyrights; (iv) Trade Secrets; (v) rights of publicity and privacy; and (vi) any and all other intellectual property rights or proprietary rights recognized by applicable Law.

“IRS” means the United States Internal Revenue Service.

“Knowledge”, whether or not capitalized, or any similar expression: (i) with respect to the Company, means the actual knowledge of the individuals named on Section 1.1(a) of the Company Disclosure Schedule, in each case, after reasonable inquiry of those employees directly reporting to such Person; and (ii) with respect to Parent, means the actual knowledge of the individuals named on Section 1.1(a) of the Parent Disclosure Schedule.

“Law” means any federal, state, local, international, supranational or foreign statute, law, regulation, requirement, interpretation, permit, license, approval, authorization, decision, directive, decree, rule, ruling, Order, ordinance, code, policy or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.

“Legal Proceeding” means any lawsuit, court action, other court proceeding, action, claim, demand, litigation, grievance, citation, summons, subpoena, inquiry, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any Contract or undertaking and those arising as a result of any act or omission.

“Lien” means any mortgage, pledge, deed of trust, security interest, encumbrance, option, pre-emption right, lien, right of way, easement, encroachment, servitude, buy/sell agreement, charge or other similar restriction (other than, in the case of a security, any restriction on the transfer of such security arising solely under applicable securities Laws).

“made available to Parent” means, when used with respect to any information, document or material, that the same was: (i) publicly available on the SEC EDGAR database; (ii) delivered to Parent or Parent’s Representatives via electronic mail or in hard copy form; or (iii) made available for review by Parent or Parent’s Representatives prior to the execution of this Agreement in the “Project Pacifica” virtual data room hosted by Datasite LLC and maintained by the Company in connection with the Merger; in each of the foregoing clauses (i) through (iii) at least two (2) Business Days prior to the date hereof.

“Marks” means, collectively, registered and unregistered trademarks, service marks, trade names, trade dress, corporate names, logos, packaging design, slogans, Internet domain names, URLs, rights to social media accounts, rights to social media handles and tags (to the extent proprietary), and other indicia of source, origin or quality, together with all goodwill associated with any of the foregoing, and registrations and applications for registration of any of the foregoing.

“Most Recent Balance Sheet” means the balance sheet of the Company as of December 31, 2020 and the footnotes thereto set forth in the Company 10-K.

“NYSE” means The New York Stock Exchange, or any successor thereto.

“Open Source Software” means any Software that is subject to any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, the GNU General Public License (GPL), the Lesser GNU Public License (LGPL), or any “copyleft” license or any other license that requires as a condition of use, modification or distribution of such Software that such Software or other Software, combined or distributed with it, be: (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; (iii) redistributable at no charge; or (iv) licensed subject to a patent non-assert or royalty-free patent license.

“Order” means any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.

“Organizational Documents” means, with respect to any Entity, (i) if such Entity is a corporation, such Entity’s certificate or articles of incorporation, by-laws and similar organizational documents (including any certificate of designation), as amended and in effect on the date hereof, (ii) if such Entity is a limited liability company, such Entity’s certificate or articles of formation and operating agreement, and (iii) if such Entity is another type of business organization, such Entity’s similar organizational and governing documents.

“Patents” means, collectively, patents, patent applications of any kind, patent rights, reissuances, continuations, continuations-in-part, revisions, divisions, extensions, and reexaminations thereof.

“Parent Disclosure Schedule” means the Parent Disclosure Schedule dated the date hereof and delivered by Parent to the Company prior to or simultaneously with the execution of this Agreement.

“Parent Material Adverse Effect” means, with respect to Parent, any Effect that, individually or when taken together with all other Effects, does, or would reasonably be expected to, prevent or materially impair or materially delay the consummation of the Merger by Parent prior to the End Date.

“Permit” means each grant, license, franchise, permit, easement, variance, exception, exemption, waiver, consent, certificate, registration, accreditation, approval, authorization, concession, decree, confirmation, qualification or other similar authorization of any Governmental Entity.

“Permitted Liens” means (i) mechanic’s, materialmen’s, carriers’, repairers’, bankers’ and other similar Liens arising or incurred in the ordinary course of business securing obligations as to which there is no default and which are not yet due and payable or for amounts that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (iii) encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the Acquired Companies’ present uses or occupancy of such real property and are not incurred in connection with the borrowing of money, (iv) Liens permitted to exist under the Credit Facility to the extent the same shall be released no later than immediately prior to Closing (at which point such Liens shall cease to be Permitted Liens), (v) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the businesses of the Acquired Companies, (vi) matters that would be disclosed by an accurate survey or inspection of the real property that do not materially interfere with the Acquired Companies’ present uses or occupancy of such real property, and (vii) any Liens arising out of retention of title provisions in a supplier’s or vendor’s standard conditions of supply in respect of goods acquired in the ordinary course of business or other unpaid vendor’s or supplier’s Liens arising in the ordinary course of business.

“Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint stock company, syndicate, association, Entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.

“Personal Data” means data or information that alone or in combination with other data or information allows the identification of a natural Person, including name, address, telephone number, electronic mail address or other contact information, financial or credit information, social security number, IP address, device identifier, bank account number and credit card number.

“PPP Lender” means the lender of the PPP Loan.

“PPP Loan” means the loan made under that certain Promissory Note, dated as of April 20, 2020, between the Company, as borrower, and Silicon Valley Bank, as lender.

“Privacy and Information Security Requirements” means all (i) applicable Laws relating to information privacy and security, (ii) all applicable and binding Laws, rules, guidelines and regulations concerning the security of any Acquired Company’s products, services and Systems, (iii) all Contracts to which any Acquired Company is a party or is otherwise bound that relate to Personal Data or protecting the security or privacy of information or Systems, (iv) posted policies of any Acquired Company relating to Personal Data or the privacy and the security of any Acquired Company’s products, services, Systems and Business Data, and (v) to the extent applicable, the Payment Card Information Data Security Standards and any binding industry self-regulatory principles regarding direct marketing, telemarketing, and online behavioral advertising.

“Process”, “Processed” or “Processing” means any operation or set of operations that is performed upon Personal Data or other Business Data, whether or not by automatic means and whether electronically or in any other form or medium, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Representatives” means, with respect to a Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents, and other advisors or representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security Incident” means any (i) unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Data or other Business Data, (ii) inadvertent, unauthorized or unlawful sale, or rental of Personal Data or other Business Data or (iii) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the Systems.

“Software” means any computer program, operating system, application, mobile device application, firmware or software code of any nature, including all executable or object code, tools, and source code, application programming interfaces and libraries and any derivations, updates, enhancements and customization of any of the foregoing, whether in machine-readable form, programming language and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

“Specified Open Source Software” means any Open Source Software that is subject to any license that requires that, if any Software or related product that incorporates or embeds such licensed Software is licensed, conveyed, distributed or made available to Third Parties, the proprietary source code of such Software or related product must be licensed or made available to Third Parties at no charge.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal Entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value.

“Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal (with all of the references to “15%” included in the definition of Acquisition Proposal being replaced with references to “50%”) made after the date hereof, that the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s Independent Financial Advisor and outside legal counsel, and taking into consideration all of the terms and conditions and all legal, financial, regulatory and other aspects of such Acquisition Proposal (including any break-up fees, expense reimbursement provisions, conditions to consummation and the time likely to be required to consummate such Acquisition Proposal), any financing, stockholder or regulatory approvals required in connection with such Acquisition Proposal, and the identity of the Person or group making the Acquisition Proposal: (i) would result in a transaction that is more favorable from a financial point of view to the holders of Company Common Stock than the Transactions (taking into account any revisions to this Agreement made in writing by Parent prior to the time of determination pursuant to Section 5.2(c)) and (ii) is reasonably likely to be consummated on the terms proposed without undue delay relative to the Transactions.

“Systems” means those information technology assets, computer systems, devices, mobile devices, equipment, hardware, servers, Software, networks, telecommunications systems and related infrastructure and facilities, used or held for use by any Acquired Company.

“Tax” means any and all federal, state, local or foreign taxes, levies, imposts, duties or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, franchise, profits, gross receipts, minimum, base-erosion anti-abuse, digital services, diverted profits, transfer, excise, property, escheat, unclaimed property, sales, use, value-added, goods and services, ad valorem, premium, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental and other governmental taxes and charges, including any interest, penalties and additions to tax with respect thereto, and any penalties imposed for any failure to timely, correctly or completely file any Tax Return.

“Tax Return” means any return, report or similar written statement required to be filed with a taxing authority with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Taxes.

“Tax Sharing Agreement” means any Tax allocation, apportionment, sharing, or indemnification agreement or arrangement, other than any agreement that is pursuant to an ordinary-course commercial Contract the primary purpose of which does not relate to Taxes.

“Taxing Authority” means any Governmental Entity responsible for the collection, administration, assessment or regulation of Taxes.

“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Company, Parent, Merger Sub or any Affiliates thereof.

“Third Party Service Provider” means a Third Party that provides outsourcing or other data or IT-related services for any Acquired Company, including any Third Party that any Acquired Company engages to Process Personal Data on its behalf or to develop Software on its behalf.

“Trade Secrets” means, collectively, trade secrets, confidential information, proprietary information and other information (including customer and supplier lists, customer and supplier records, pricing and cost information, reports, software development methodologies, technical information, proprietary business information, process technology, plans, drawings, blueprints, know-how, inventions and invention disclosures (whether or not patented or patentable and whether or not reduced to practice), ideas, research in progress, algorithms, data, databases, data collections, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, source code, source code documentation, testing procedures, testing results and business, financial, sales and marketing plans) and rights under applicable trade secret Law in the foregoing.

“Transaction Litigation” means any Legal Proceeding (including any class action or derivative litigation) asserted, threatened in writing or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof or any of the Company’s directors or officers, in each case to the extent relating directly or indirectly to this Agreement, the Merger or any of the Transactions or disclosures of a party relating to the Transactions (including any such Legal Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Company Board or any officer of the Company).

“Transactions” means the transactions contemplated by this Agreement and the Voting Agreement, including the Merger.

“WARN Act” means the United States Worker Adjustment and Retraining Notification Act of 1988, or any analogous applicable foreign, state or local Laws.

“Willful Breach” means a party’s knowing and intentional material breach of any of its representations or warranties as set forth in this Agreement, or such party’s knowing and intentional material breach of any of its covenants or other agreements set forth in this Agreement, in each case which material breach is a proximate cause of, or is a consequence of, an act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, proximately cause a breach of this Agreement.

(b)	Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble

Term	Section

Alternative Acquisition Agreement	5.2(b)
Applicable PPP Laws	3.21
Bankruptcy and Equity Exception	3.8(b)
Book Entry Share	2.5(a)(i)
Cancelled Shares	2.5(a)(ii)
Capitalization Date	3.3(a)
Change in Circumstances	5.2(d)(i)
Change in Recommendation	5.2(b)
CIC Notice Period	5.2(d)(iii)
Clearance Date	5.3(a)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board	Recitals
Company Board Recommendation	3.16
Company Confidential Information	3.6(n)
Company Common Stock	Recitals
Company Copyrights	3.6(a)
Company Marks	3.6(a)
Company Option Consideration	2.7(a)
Company Patents	3.6(a)
Company RSU Award Consideration	2.7(b)
Company SEC Documents	3.4(a)
Company Securities	3.3(d)
Company Stock Certificate	2.5(a)(i)
Company Stockholder Approval	3.16
Company Subsidiary Securities	3.3(d)
Continuing Employee	5.7(a)
Current Premium	5.8(a)
Delaware Courts	8.5
DGCL	Recitals
Effective Time	2.3
End Date	7.1(b)
Exchange Fund	2.6(a)
Final Exercise Date	2.8
Indemnified Party	3.8(a)(xxiii)
Lease	3.7(b)
Leased Real Property	3.7(b)
Material Contract	3.8(b)
Merger	Recitals
Merger Consideration	2.5(a)(i)
Merger Sub	Preamble
Misuse	3.6(t)
Notice Period	5.2(c)(iv)
Parent	Preamble

Term	Section

Parent Welfare Plan	5.7(c)
Paying Agent	2.6(a)
Payoff Letters	5.13
Proxy Statement	5.3(a)
Sanctioned Countries	3.9(c)
Stockholders Meeting	5.3(c)
Superior Proposal Notice	5.2(c)(iii)
Surviving Corporation	Recitals
Termination Fee	7.3(b)
Unvested Company Option	2.7(a)
Unvested Company RSU Award	2.7(b)
Vested Company Option	2.7(a)
Vested Company RSU Award	2.7(b)
Voting Agreement	Recitals

Section 1.2. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Parts, Exhibits and Schedules are to Articles, Sections, Parts, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to “$” and “dollars” are to the currency of the United States. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP as applied by the Company. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the time zone where such thing, occurrence or event shall take place.

Article 2
THE MERGER; EFFECTIVE TIME

Section 2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will survive the Merger as the Surviving Corporation.

Section 2.2. Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

Section 2.3. Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place remotely via the electronic exchange of documents at 8:00 a.m. local time as soon as practicable following the satisfaction or, to the extent permitted by applicable Law, the waiver of the conditions set forth in Article 6 by the parties entitled thereto, but in any event no later than the second (2nd) Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place or time or on such other date as Parent and the Company may mutually agree in writing (the date on which the Closing occurs, the “Closing Date”). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company and, as soon as practicable on the Closing Date, delivered to the Secretary of State of the State of Delaware by the Company and Merger Sub for filing. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the parties hereto and specified in the certificate of merger (such date and time, the “Effective Time”). From and after the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges, immunities, licenses, franchises and authority and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and the Merger Sub, all as provided in the DGCL and subject to the terms of this Agreement.

Section 2.4. Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Effective Time:

(a)            the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety as of the Effective Time to read as set forth on Exhibit A hereto, and, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended in accordance with its terms and as provided in the DGCL;

(b)            the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to read as set forth on Exhibit B hereto, and, as so amended and restated shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with its terms and as provided in the DGCL; and

(c)           the parties hereto shall take all requisite action such that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

Section 2.5.            Conversion of Company Common Stock.

(a)           Subject to Section 2.10, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company Common Stock:

(i)            Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Appraisal Shares) shall be automatically cancelled and converted into the right to receive an amount in cash equal to $8.50 per share of Company Common Stock without interest thereon (the “Merger Consideration”). At the Effective Time, all of the shares of Company Common Stock shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each certificate formerly representing any of such shares (a “Company Stock Certificate”) and each non-certificated share represented by book entry (a “Book Entry Share”), as the case may be, shall thereafter represent only the right to receive the Merger Consideration, net of applicable withholding Taxes and without interest, to be paid upon surrender of such Company Stock Certificate or Book Entry Share in accordance with Section 2.6.

(ii)           Each share of Company Common Stock that is owned by the Company as treasury stock or otherwise and each share of Company Common Stock owned by Parent or Merger Sub shall be cancelled and retired and cease to exist, and no payment or distribution shall be made with respect thereto (such shares, the “Cancelled Shares”).

(iii)          At the Effective Time, each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one share of common stock, par value $0.0001 per share, of the Surviving Corporation.

(b)           Without duplication of the effects of Section 2.5(a), if, between the date hereof and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the amount of cash into which each share of Company Common Stock is converted in the Merger shall be adjusted to the extent appropriate.

Section 2.6.            Payment for Company Common Stock.

(a)           Prior to the Effective Time, Parent shall appoint American Stock Transfer & Trust Company LLC (or such other institution mutually acceptable to Parent and the Company) to act as paying agent for payment of the Merger Consideration in exchange for the Company Stock Certificates and Book Entry Shares in connection with the Merger (the “Paying Agent”). On the Closing Date, Parent shall deposit, or shall cause to be deposited, with the Paying Agent, cash amounts sufficient to enable the Paying Agent to make payment of the Merger Consideration pursuant to Section 2.5 to holders of Company Common Stock outstanding immediately prior to the Effective Time (such cash being hereinafter referred to as the “Exchange Fund”).

(b)           Within two (2) Business Days after the Effective Time, Parent shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of Company Common Stock (other than Cancelled Shares) described in Section 2.5 a form of letter of transmittal (mutually approved by Parent and the Company), a notice advising such holder of the effectiveness of the Merger, and instructions for use in effecting the surrender of Company Stock Certificates or Book Entry Shares previously representing such Company Common Stock in exchange for payment of the Merger Consideration therefor. Parent shall ensure that, upon surrender to the Paying Agent of each such Company Stock Certificate or Book Entry Share (or affidavits of loss in lieu of the Company Stock Certificate pursuant to Section 2.12), together with a properly executed letter of transmittal and such other documents as may reasonably be required by the Paying Agent or pursuant to such instructions, the holder of such Company Stock Certificate or Book Entry Share (or, under the circumstances described in Section 2.6(d), the transferee of the Company Common Stock previously represented by such Company Stock Certificate or Book Entry Share) shall as promptly as practicable receive in exchange therefor the amount of cash to which such holder (or transferee) is entitled pursuant to Section 2.5. Exchange of any Book Entry Shares shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry. Any Company Stock Certificate or Book Entry Share that has been so surrendered shall be cancelled by the Paying Agent. Until so surrendered or transferred, as the case may be, and subject to the terms of Section 2.10, each such Company Stock Certificate or Book Entry Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or shall accrue on the cash payable upon the surrender or transfer of any Company Stock Certificate or Book Entry Shares.

(c)           On or after the first anniversary of the Effective Time, Parent shall be entitled to cause the Paying Agent to deliver to Parent any portion of the Exchange Fund or other funds made available by Parent to the Paying Agent which have not been disbursed to holders of Company Stock Certificates or Book Entry Shares in accordance with this Section 2.6, and thereafter such holders shall be entitled to look solely to Parent with respect to the cash amounts payable upon surrender of their Company Stock Certificates or Book Entry Shares. None of the Paying Agent, Parent or the Surviving Corporation shall be liable to any holder of a Company Stock Certificate or Book Entry Share for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat Law.

(d)           In the event of a transfer of ownership of Company Common Stock (other than Appraisal Shares) that is not registered in the transfer records of the Company, or otherwise with respect to any letter of transmittal submitted by a Person other than the Person in whose name the surrendered Company Stock Certificate or the transferred Book Entry Share is registered, payment may be made with respect to such Company Common Stock to a transferee of such Company Common Stock if (i) the Company Stock Certificate (if applicable) previously representing such Company Common Stock shall be properly endorsed or shall otherwise be in proper form for transfer or such Book Entry Share shall be properly transferred in accordance with the applicable procedures for such transfer and to the reasonable satisfaction of the Paying Agent, as the case may be, (ii) the applicable Company Stock Certificate or, if applicable, Book Entry Share, is presented to the Paying Agent, accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and (iii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Company Stock Certificate or Book Entry Share or establish to the satisfaction of the Paying Agent and Parent that such Tax has been paid or is not payable.

(e)           At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate, which shares were outstanding immediately prior to the Effective Time and converted into the right to receive the Merger Consideration, in accordance with this Section 2.6, is presented to the Paying Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be cancelled and shall be exchanged as provided in this Section 2.6.

(f)            Parent shall bear and pay all charges and expenses, including those of the Paying Agent, incurred in connection with the payment for Company Common Stock.

(g)           The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent at its sole discretion. Any interest and other income resulting from such investment shall be paid to Parent. In no event, however, shall such investment or any such payment of interest or income delay the receipt by former holders of Company Common Stock of the applicable Merger Consideration or otherwise impair such holders’ rights hereunder. To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason to an aggregate amount that is insufficient to enable the Paying Agent to promptly pay the applicable Merger Consideration in full to all holders of Company Stock Certificates or Book Entry Shares (other than Cancelled Shares or Appraisal Shares), Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all such payments in full.

(h)           Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.6(a) to pay for Appraisal Shares shall be returned to Parent or one of its Affiliates upon written demand by Parent or any of its Affiliates.

Section 2.7.            Company Compensatory Awards.

(a)           Each Company Option or portion thereof that is vested and exercisable immediately prior to the Effective Time (or would become vested and exercisable by the terms of such Company Option as a result of the Transactions, including, for the avoidance of doubt, all Company Options held by members of the Company Board who are not also employees of the Company as of the date hereof) (each such Company Option, a “Vested Company Option”) shall, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such Vested Company Option shall receive an amount (such amount, the “Company Option Consideration”) in cash equal to, subject to applicable Tax withholding, the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock underlying such Company Option, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Option. Each outstanding Company Option that is not a Vested Company Option (each such Company Option, an “Unvested Company Option”) shall, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such Unvested Company Option will receive the Company Option Consideration, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof, but excluding any terms and conditions related to exercise) as applicable to the Unvested Company Option to which such Company Option Consideration relates.  Notwithstanding anything in this Section 2.7(a) to the contrary, any Company Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration.

(b)           Each Company RSU Award that is vested immediately prior to the Effective Time (or would become vested by the terms of such Company RSU Award as a result of the Transactions, including, for the avoidance of doubt, all Company RSU Awards held by members of the Company Board who are not also employees of the Company as of the date hereof) (each such Company RSU Award, a “Vested Company RSU Award”) shall, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such Company RSU Award shall receive an amount (such amount, the “Company RSU Award Consideration”) in cash equal to, subject to applicable Tax withholding, the Merger Consideration in respect of each share of Company Common Stock subject to such Company RSU Award.  Each outstanding Company RSU Award that is not a Vested Company RSU Award (each such Company RSU Award, an “Unvested Company RSU Award”) shall, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such Unvested Company RSU Award will receive the Company RSU Award Consideration, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof) as applicable to the Unvested Company RSU Award to which such Company RSU Award Consideration relates.

(c)           The Surviving Corporation or Parent, or an Affiliate thereof, as applicable, shall pay the holders of Company Compensatory Awards the cash payments described in Section 2.7(a) and Section 2.7(b) as soon as reasonably practicable after the Closing Date, in the case of Vested Company Options and Vested Company RSU Awards, or the final day of the calendar quarter in which the applicable vesting date occurs, in the case of Unvested Company Options and Unvested Company RSU Awards, but in any event no later than the earlier of (i) the first regular payroll date of the Surviving Corporation or Parent, or an Affiliate thereof, as applicable, that is at least 10 Business Days following the Closing Date or such calendar quarter, as the case may be, and (ii) March 15 of the calendar year immediately after the Closing Date or such applicable vesting date, as the case may be. Any payments made pursuant to this Section 2.7(c) shall be made by a payroll payment and subject to applicable withholding of Taxes, except that, if any such payment cannot be made through the payroll system or payroll provider of the Surviving Corporation or Parent, or an Affiliate thereof, as applicable, then the Surviving Corporation or Parent, or such Affiliate, as applicable, will issue a check for such payment to such holder (less applicable withholding Taxes). To receive a payment in accordance with this Section 2.7(c), the holder of any such unvested Company Compensatory Award shall be required to be employed or provide services through the applicable vesting date, but not, for the avoidance of doubt, through the applicable payment date.

(d)           Prior to the Effective Time, the Company Board or any authorized committee thereof shall adopt such resolutions as may reasonably be appropriate or required in its discretion to effectuate the actions contemplated by this Section 2.7.

Section 2.8.            Employee Stock Purchase Plan. As soon as practicable following the date hereof, the Company Board (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions or take such other actions as may be required to provide that, with respect to the ESPP: (a) if the current offering period is scheduled to end after the Closing Date, (i) the final exercise date for such offering period shall be no later than the date that is five (5) days prior to the Effective Time (the “Final Exercise Date”), (ii) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date and (iii) the ESPP shall terminate on the date immediately prior to the date on which the Effective Time occurs and no further rights shall be granted or exercised under the ESPP thereafter; (b) if the current offering period is scheduled to end prior to the Closing Date, such offering period and the ESPP shall be operated in the ordinary course in accordance with the existing terms of the ESPP and such offering period (except as provided under clause (c)); and (c) from and after the date hereof, no new offering periods shall commence under the ESPP, no new participants shall be entitled to enroll in the ESPP, and no current ESPP participants shall be permitted to increase their elections under the ESPP. All shares of Company Common Stock purchased on the Final Exercise Date pursuant to clause (a) shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms and conditions of this Agreement.

Section 2.9.           Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any payment to be made to any Person pursuant to this Agreement any amount that Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as applicable, reasonably determines to be required to be deducted and withheld under any applicable Tax Law. Parent, Merger Sub, the Surviving Corporation, or the Paying Agent, as applicable, will remit any such withheld amounts to the applicable Taxing Authority. Any amount so deducted and withheld by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such amount was deducted and withheld.

Section 2.10.         Appraisal Rights.

(a)           Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock that constitute Appraisal Shares shall not be converted into the right to receive the Merger Consideration and each holder of Appraisal Shares shall be entitled only to receive such consideration as is determined to be due with respect to such Appraisal Shares pursuant to Section 262 of the DGCL. From and after the Effective Time, a holder of Appraisal Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Appraisal Shares shall fail to perfect or shall otherwise waive, withdraw or lose such holder’s right to appraisal under Section 262 of the DGCL, then (i) the right of such holder to be paid such consideration as is determined to be due pursuant to Section 262 of the DGCL shall cease, and (ii) such Appraisal Shares shall be deemed to have been converted as of the Effective Time into and have become exchangeable only for the right to receive (upon the surrender of the Company Stock Certificates or Book Entry Shares previously representing such Appraisal Shares) the Merger Consideration, without interest and reduced by the amount of any withholding that is required under applicable Tax Law, in accordance with Section 2.5.

(b)           The Company shall give Parent (i) written notice within 24 hours of any demand by any stockholder of the Company for appraisal of such stockholder’s Company Common Stock pursuant to Section 262 of the DGCL, any written waiver or withdrawal of any such demand, and any other demand, notice or instrument delivered to the Company prior to the Effective Time that relates to such demand, and (ii) the opportunity to participate in, and direct all negotiations and proceedings with respect to any such demand. The Company shall not make any payment with respect to any demands for appraisal or settle any such demands for appraisal without the prior written consent of Parent.

Section 2.11.          Further Action. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation and Parent shall (in the name of Merger Sub, in the name of the Company or otherwise) take such action.

Section 2.12.          Lost Company Stock Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable and customary amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Company Stock Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Merger Consideration, without any interest thereon.

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (x) as disclosed in the Company Disclosure Schedule (it being acknowledged and agreed that disclosure of any item in any Section or subsection of the Company Disclosure Schedule shall be deemed disclosed with respect to any other Section or subsection of the Company Disclosure Schedule to the extent that the relevance of any disclosed event, item or occurrence in the Company Disclosure Schedule to such other Section or subsection is reasonably apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), and (y) as set forth in the Company SEC Documents filed with or furnished to the SEC and publicly available after January 1, 2020 and prior to the date of this Agreement, and to the extent it is reasonably apparent on its face that any such disclosure set forth in such Company SEC Documents would qualify the representations and warranties contained herein, and excluding from the Company SEC Documents (i) any exhibits thereto and (ii) any risk factor disclosures, disclosures about market risk or other cautionary, predictive or forward-looking disclosures contained therein, other than those disclosures which relate to specific historical events or circumstances affecting the Company (provided that this clause (y) shall not apply to any of the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.9, Section 3.16, Section 3.17, Section 3.18, Section 3.19, Section 3.20, Section 3.22 or Section 3.23), the Company represents and warrants to each of Parent and Merger Sub as follows:

Section 3.1.            Due Organization and Good Standing; Subsidiaries.

(a)           Each of the Acquired Companies (i) is a corporation or other Entity that is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of its jurisdiction of incorporation or organization, as applicable, (ii) has full corporate (or, in the case of any Subsidiary that is not a corporation, other) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clause (iii), where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole.

(b)           Section 3.1(b) of the Company Disclosure Schedule sets forth a true, accurate and complete list of each Subsidiary of the Company and indicates its jurisdiction of organization, registered address, mailing address and the name of its directors and officers. All Company Subsidiary Securities issued by each such Subsidiary that are outstanding are owned by the Company or one of the Company’s other Subsidiaries (and the name of such owner Entity is indicated in Section 3.1(b) of the Company Disclosure Schedule). None of the Acquired Companies owns any capital stock of, or any equity interest of, or any equity interest of any nature in, any other Entity, other than in the Acquired Companies.

(c)           Notwithstanding anything in this Agreement to the contrary and notwithstanding anything set forth in the Company Disclosure Schedule, no Acquired Company has filed for bankruptcy or filed for reorganization under U.S. federal bankruptcy Law or similar state or foreign Law, become insolvent or become subject to conservatorship or receivership.

Section 3.2.            Organizational Documents. The Company has made available to Parent complete and correct copies of the certificate of incorporation and by-laws (or similar Organizational Documents) of each Acquired Company, each as amended to date, and each as so made available to Parent is in full force and effect. The Company is not in violation of any of the provisions of the Company Certificate of Incorporation or the Company Bylaws and will not be in violation of any of the provisions of the Company Certificate of Incorporation or Company Bylaws, as the Company Certificate of Incorporation and the Company Bylaws may be amended (subject to Section 5.1(a)) between the date hereof and the Closing Date.

Section 3.3.           Capitalization.

(a)           The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of the close of business on April 1, 2021 (the “Capitalization Date”): (i) 35,996,684 shares of Company Common Stock were issued and outstanding; (ii) no shares of preferred stock of the Company were issued or outstanding; (iii) 1,599,488 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Options (which have a weighted average exercise price of $10.22 per share and 1,520,643 of which are currently exercisable); (iv) 1,800,670 shares of Company Common Stock were subject to issuance pursuant to Company RSU Awards; (v) 1,655,186 shares of Company Common Stock were held by the Company as treasury shares; and (vi) an aggregate of 1,534,487 shares of Company Common Stock were available for issuance under the ESPP, of which, taking into account the requirements of Section 2.8, a maximum of 11,987 shares of Company Common Stock may become issuable pursuant to the offering period in effect as of the date hereof, assuming a per share purchase price based upon the closing price as of the first day of such offering period. All of the outstanding Company Common Stock have been, and all shares that may be issued pursuant to any Company Benefit Plan or Company Security will be, when issued in accordance with the respective terms thereof and in compliance with the terms of this Agreement, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. There are no Company Securities owned or held by any Subsidiary of the Company.

(b)           Except as set forth in the Company’s Certificate of Incorporation: (i) none of the outstanding Company Common Stock is entitled to or subject to any preemptive right, right of repurchase, right of participation or any similar right; (ii) none of the outstanding Company Common Stock is subject to any right of first refusal in favor of any of the Acquired Companies; and (iii) there is no Contract to which any of the Acquired Companies is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Company Security or any Company Subsidiary Security. None of the Acquired Companies is under any obligation, nor is any of the Acquired Companies bound by any contract pursuant to which it will become obligated, to repurchase, redeem or otherwise acquire any outstanding Company Securities or Company Subsidiary Securities.

(c)           There are no bonds, debentures, notes or other Indebtedness of the Acquired Companies issued and outstanding having the right to vote (or convertible or exercisable or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote.

(d)           Except as set forth in this Section 3.3, as of the Capitalization Date, there were no outstanding (i) shares of capital stock or other voting securities of, or ownership interests in, any Acquired Company, (ii) security, instrument, bond, debenture or note that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Acquired Company, (iii) subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire from any Acquired Company, or other obligations of any Acquired Company to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Acquired Company or (iv) restricted stock unit, restricted share, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right, contingent value rights, “phantom” stock or similar securities or any other right that is linked to, or the value of which is based on or derived from, or provide economic benefits based on, directly or indirectly, the value or price of any shares of capital stock of any Acquired Company (the items in clauses (i) through (iv), (x) to the extent relating to the Company, collectively, the “Company Securities” and (y) to the extent relating to any Subsidiary of the Company, collectively, the “Company Subsidiary Securities”).

(e)           Section 3.3(e) of the Company Disclosure Schedule contains a true, complete and accurate list, as of the Capitalization Date, of each outstanding Company Compensatory Award, including (i) the name of the holder of such Company Compensatory Award, (ii) the state or country in which such holder resides, (iii) an indication of whether such holder is a current director, officer, employee or individual independent contractor of any Acquired Company, (iv) an indication of whether such holder is a consultant to any Acquired Company or former employee of any Acquired Company, (v) the date of grant of such Company Compensatory Award, (vi) the number of shares of Company Common Stock subject to such Company Compensatory Award, (vii) where applicable, the exercise price, (viii) the vesting schedule for such Company Compensatory Award, including the extent vested as of the date of this Agreement and whether vesting accelerates on specified “change in control” transactions, (ix) in the case of Company Options, whether it is or is not intended to be an incentive stock option as defined in Section 422 of the Code and (x) any special terms, such as early exercise.  Each Company Compensatory Award was granted pursuant to the form of award agreement that has been made available to Parent, subject only to the variations described in the immediately preceding sentence. Each Company Compensatory Award has been granted in compliance in all material respects with all applicable securities Laws or exemptions therefrom and all requirements set forth in the applicable Company Benefit Plan and applicable award agreements. The exercise price of each Company Option is not less than the fair market value (within the meaning of Section 409A of the Code) of a share of Company Common Stock on the date of grant of such Company Option and all such Company Options are exempt from Section 409A of the Code. At all times, the ESPP has qualified as an “employee stock purchase plan” under Section 423 of the Code, and all options to purchase shares under the ESPP (now outstanding or previously exercised or forfeited) have satisfied applicable Law, including the requirements of Section 423 of the Code. The treatment of the Company Compensatory Awards under this Agreement does not violate the terms of the applicable Company Benefit Plans or any Contract governing the terms of such Company Compensatory Awards, and will not cause any adverse Tax consequences, including under Section 409A of the Code. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued any Company Securities, except upon the exercise of the Company Options or vesting of Company RSU Awards, in each case outstanding as of the close of business on the Capitalization Date and as disclosed in Section 3.3(e) of the Company Disclosure Schedule. Each Company RSU Award is exempt from Section 409A of the Code as a short-term deferral within the meaning of Section 1.409A-1(b)(4) of the Treasury Regulations.

(f)            There is no stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any Acquired Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(g)           All dividends or distributions declared, made or paid by the Subsidiaries of the Company have been declared, made or paid in accordance with the applicable Subsidiary’s Organizational Documents, all applicable Law and any agreements or arrangements made with any Third Party regulating the payment of dividends and distributions. No Company Subsidiary Securities have been issued and no transfer of any such Company Subsidiary Securities has been registered (where applicable), except in accordance with all applicable Laws and the Organizational Documents of the relevant Subsidiary of the Company, and all such transfers have been duly stamped (where applicable).

Section 3.4.           SEC Filings; Financial Statements.

(a)           All reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by the Company with, or that were otherwise furnished by the Company to, the SEC since January 1, 2018 (the “Company SEC Documents”) have been filed with or furnished to the SEC on a timely basis. As of the time it was filed with or furnished to the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing): (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and NYSE (as the case may be); and (ii) none of the Company SEC Documents contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is, or at any time has been, required to file any reports, schedules, forms, statements or other documents with the SEC or similar foreign Governmental Entity.

(b)           The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company. The books and records of the Acquired Companies have been, and are being, maintained in all material respects in accordance with GAAP.

(c)           The Acquired Companies have established and maintain disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 under the 1934 Act) as required by Rule 13a-15 under the 1934 Act. Such disclosure controls and procedures are designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(d)           The Acquired Companies have established and maintain a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a role in internal controls. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee since January 1, 2018.

(e)           The Company is in compliance in all material respects with all current listing and corporate governance requirements of the NYSE.

(f)            None of the Acquired Companies has effected, entered into or created any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such transaction or arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, the Acquired Companies in its published financial statements or other Company SEC Documents.

(g)           There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. The Company has made available to Parent true and complete copies of all material correspondence between the SEC and any Acquired Company since January 1, 2018.

(h)           Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. There are no Contracts between any Acquired Company, on the one hand, and any other Person (other than an Acquired Company), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K that are not appropriately disclosed in the Company SEC Documents. Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NYSE, and the statements contained in any such certifications are complete and correct as of their respective dates.

(i)            None of the Acquired Companies has any Liabilities except for: (i) Liabilities disclosed in the financial statements (including any related notes) contained in the Company SEC Documents; (ii) Liabilities to perform under Contracts entered into by the Acquired Companies and made available to Parent; (iii) Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole; and (iv) Liabilities and obligations incurred in connection with the Transactions.

Section 3.5.           Absence of Certain Changes.

(a)           Since the date of the Most Recent Balance Sheet through the date hereof, (i) the Acquired Companies have conducted their businesses in all material respects in the ordinary course of consistent with past practice and (ii) there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect.

(b)           Since the date of the Most Recent Balance Sheet through the date hereof, there has not been any action taken by any Acquired Company that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of any of clauses (a), (c), (e), (g), (h), (i), (j), (k), (l), (m), (n), (p), (q) or (r) of Section 5.1 (or clause (s) of Section 5.1 in connection with any of such foregoing clauses).

Section 3.6.           Intellectual Property; IT Systems; Data Privacy.

(a)           Section 3.6(a) of the Company Disclosure Schedule contains a complete and accurate list of all Patents owned or purported to be owned by any Acquired Company (“Company Patents”), registered and applied-for Marks owned or purported to be owned by any Acquired Company (“Company Marks”) and registered Copyrights owned or purported to be owned by any Acquired Company (“Company Copyrights”), in each case including, to the extent applicable, the record owner, the date of filing, issuance or registration, the filing, issuance or registration number and the name of the body where the filing, issuance or registration was made.

(b)           The applicable Acquired Company exclusively owns such Acquired Company’s Company Intellectual Property, free and clear of all Liens (other than Permitted Liens).

(c)           Each Acquired Company exclusively owns, or has valid and enforceable rights to use pursuant to a written Contract, all Intellectual Property used or held for use by such Acquired Company, and all Intellectual Property necessary and sufficient to operate its respective business as currently conducted.

(d)           The Company Intellectual Property constitutes all Intellectual Property material to the businesses of the Acquired Companies as currently conducted.

(e)           All Company Patents, Company Marks and Company Copyrights that have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world, have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and, except for such issuances, registrations or applications that the applicable Acquired Company has permitted to expire or has cancelled or abandoned in its reasonable business judgment and do not, or did not, constitute Intellectual Property material to the business of such Acquired Company, to the Knowledge of the Company, are valid and enforceable.

(f)            None of the Company Patents, Company Marks and Company Copyrights that have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world is subject to any maintenance fees or Taxes or actions falling due within 90 days after the Closing Date.

(g)           No Company Patent has been or is now involved in any reissue, re-examination, inter-partes review, post-grant review, or opposition proceeding.

(h)          A valid and enforceable assignment to the applicable Acquired Company for each Company Patent has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued.

(i)            There are no pending or, to the Knowledge of the Company, threatened claims, Legal Proceedings or disputes before any Governmental Entity, or by any Third Party, against any Acquired Company alleging that any of the Acquired Companies is infringing, misappropriating, diluting, or otherwise violating any Intellectual Property of any Person, or challenging the ownership, validity, or enforceability of any Company Intellectual Property.

(j)            To the Company’s Knowledge, none of the Company Intellectual Property is being infringed, misappropriated, diluted, or otherwise violated by any Person. There are no pending claims before any Governmental Entity that have been brought by any Acquired Company against any Person alleging infringement of any such Intellectual Property of such Acquired Company.

(k)           The Company Intellectual Property, and exercise of rights therein, or the operation of the business of the Acquired Companies as currently conducted, and as proposed to be conducted, do not infringe, misappropriate, violate, or otherwise conflict with the rights of any Person in or to any Intellectual Property of any Person.

(l)            All employees and consultants who contributed to the development of any of the Company Intellectual Property did so either (A) within the scope of his or her employment such that, subject to and in accordance with applicable Law, all such Company Intellectual Property arising therefrom became the exclusive property of the applicable Acquired Company or (B) pursuant to written agreements assigning, subject to applicable Law, all such Company Intellectual Property rights arising from his or her employment or engagement to the applicable Acquired Company free and clear of all Liens (other than Permitted Liens) and, to the Knowledge of the Company, no breach of such agreements by any other party thereto has occurred or been threatened.

(m)          The execution, delivery and performance of this Agreement and the consummation of the Transactions (alone or in combination with any other event) do not and will not (i) conflict, alter, impair or adversely affect any of the rights of the Acquired Companies in or to any Company Intellectual Property or other Intellectual Property used or held for use in the business of the Acquired Companies, or the validity, enforceability, use, right to use, ownership, priority, duration, scope, or effectiveness of any Company Intellectual Property or other Intellectual Property used or held for use in the business of the Acquired Companies, (ii) trigger any additional payment obligations with respect to any Company Intellectual Property or other Intellectual Property used or held for use in the business of the Acquired Companies that would not have been due had the Transactions not been consummated, or (iii) result in or require the grant to any Person of any access or right to any Company Intellectual Property or other Intellectual Property used or held for use in the business of the Acquired Companies.

(n)           Each Acquired Company has taken commercially reasonable security measures and other commercially reasonable steps to protect the confidentiality and value of all Trade Secrets owned or purported to be owned by such Acquired Company and to otherwise maintain and to protect the confidentiality of its Business Data and all other confidential data and information and all other Company Intellectual Property and other Intellectual Property used or held for use in the business of such Acquired Company that is, or is intended to be, confidential (including any Third Party’s confidential information disclosed to an Acquired Company subject to written confidentiality obligations) (collectively, the “Company Confidential Information”). Without limiting the generality of the foregoing, the Acquired Companies have caused all employees and other Persons who currently have or have previously had access to any material Company Confidential Information to execute a written Contract that includes confidentiality and restriction on use terms that are consistent with commercially reasonable industry practices. To the Knowledge of the Company, (i) no employee or other Person has disclosed any material Company Confidential Information in violation of such confidentiality obligations to any Acquired Company, (ii) no inadvertent or unauthorized access to or use or disclosure of any material Company Confidential Information has occurred, and (iii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will this Agreement or the Transactions, result in the delivery, license, disclosure or release, or a requirement for the delivery, license, disclosure or release, of Company Confidential Information by any Acquired Company or any Person.

(o)           Each Acquired Company is in compliance in all material respects with the terms and conditions of all licenses for the Open Source Software used by such Acquired Company in any way (the term “use” with respect to Open Source Software includes modification or distribution by the Company). No Company Intellectual Property or Company Software is, or has become, subject, in whole or in part, to any terms of any Open Source Software license through use, combination, linking, or compilation with Open Source Software or otherwise. No Acquired Company has incorporated or embedded any Specified Open Source Software into any Company Software in a way that the proprietary source code of such Company Software must be licensed or made available to Third Parties at no charge.

(p)           Each Acquired Company exclusively owns, or has valid and enforceable rights to use pursuant to a written Contract, all Business Data Processed by such Acquired Company, and all Business Data necessary and sufficient to operate its respective business as currently conducted and as proposed to be conducted.

(q)           In all material respects, no facts or circumstances exist to suggest that the Acquired Companies do not have full right and authority to transfer to Parent all Business Data in the possession of the Acquired Companies or that the execution of this Agreement and the consummation of the Transactions requires any Acquired Company to seek any consent from any employee, customer, supplier, service provider or other Person in connection with the transfer of any Business Data. The execution of this Agreement and the consummation of the Transactions will not impose any restrictions upon the Acquired Companies’ or Parent’s ability to Process such Business Data in the manner that the Acquired Companies Processed such or similar Business Data prior to the Closing.

(r)            The Business Data and any databases, data packages and organized or structured collections of data that are in use for the Business Data are in good operating condition and are useable in the ordinary course of the business of the Acquired Companies as such business is currently conducted and as it is proposed to be conducted. Immediately following the consummation of the Transactions, such databases, data packages and organized or structured collections of data will have at least the same data, content, information and functionality as of the date hereof, subject to changes to the data, content or information made in the ordinary course of business consistent with past practice.

(s)           The Acquired Companies are, and since January 1, 2018 have been, in compliance in all material respects with the Privacy and Information Security Requirements, and the Acquired Companies have implemented and maintain documented policies and procedures to ensure compliance with the Privacy and Information Security Requirements. To the Knowledge of the Company, with respect solely to their provision of services to the Acquired Companies, the Acquired Companies’ Third Party Service Providers have, since January 1, 2018, complied in all material respects with applicable Laws relating to information privacy and security. To the Knowledge of the Company, each Acquired Company has contractually obligated any Persons that Process Business Data (including all Personal Data) on its behalf to (i) comply with all applicable Privacy and Information Security Requirements, (ii) take reasonable steps to protect and secure Business Data (including all Personal Data) from any unauthorized access, acquisition, modification, or disclosure, and (iii) restrict Processing of Business Data (including all Personal Data) to purposes authorized or required pursuant to the Contract with such Persons, and such Acquired Company has taken reasonable measures to ensure that all such Persons have complied with such contractual obligations.

(t)             The Acquired Companies maintain policies and procedures consistent with applicable standards for the industry in which the Acquired Companies operate to protect Personal Data and other Business Data against loss, damage or theft or other unauthorized access, use, modification or other misuse (“Misuse”) and to ensure the continued, uninterrupted and error-free operation of its products, services and Systems. Without limiting the generality of the foregoing, each Acquired Company’s information security program (i) identifies material internal and external risks to the security of the Personal Data, Business Data, products, services and Systems, and (ii) implements, monitors and improves adequate and effective safeguards to reasonably control those risks. The Acquired Companies have timely and reasonably remediated and addressed any material audit or security assessment findings relating to its implementation of administrative, technical, and physical security measures. Each employee of any Acquired Company has received training regarding information security that is relevant to each such employee’s role and responsibility within the business of the Acquired Companies and such employee’s access to Personal Data, Business Data and Systems.

(u)            Since January 1, 2018, there have been no Security Incidents, and, to the Knowledge of the Company, there are no facts or circumstances which could reasonably serve as the basis for any allegation or claim that a Security Incident has occurred. None of the Acquired Companies has received written notice of any investigations, claims, or Legal Proceedings related to the Acquired Companies’ use of any Personal Data and, to the Knowledge of the Company, no such investigations, claims or Legal Proceedings are pending. To the Knowledge of the Company, there are no material data security, information security, or other technological vulnerabilities with respect to the Acquired Companies’ products or services or with respect to the Systems that could adversely impact their operations or cause a Security Incident.

(v)            The Systems are adequate for, and operate and perform as required in connection with, the operation of the Acquired Companies’ businesses as currently conducted. Each Acquired Company has valid written Contracts in place with respect to the Systems it licenses, leases or otherwise uses or holds for use in its business. Each Acquired Company has taken commercially reasonable steps to provide for the back-up and recovery of data and commercially reasonable disaster recovery procedures and, as applicable, has taken commercially reasonable steps to implement such plans and procedures. Each Acquired Company has taken reasonable actions to protect the integrity and security of the Systems and the information stored thereon (including all Business Data) from Misuse by Persons and from viruses and contaminants and other Security Incidents. To the Company’s Knowledge, the IT Systems do not contain any “virus,” “spyware,” “malware,” “worm,” “Trojan horse” (as such terms are commonly understood in the software industry), disabling codes or instructions, or other similar code or Software routines or components that are designed or intended to (i) delete, disable, interfere with, perform unauthorized modifications to, or provide unauthorized access to any Software, system, network, or other device or (ii) damage or destroy data or files.

(w)           For the avoidance of doubt, no representation or warranty in this Section 3.6 is intended to limit, and will not limit, any other representation or warranty in this Section 3.6.

Section 3.7.             Title to Assets; Real Property.

(a)            The Acquired Companies have good title to, or in the case of assets purported to be leased by the Acquired Companies, lease and have good and valid leasehold interest in, each of the material tangible and real property assets reflected as owned or leased by the Acquired Companies on the Most Recent Balance Sheet (except for tangible assets sold or disposed of since the date of the Most Recent Balance Sheet and except for tangible assets being leased to the Acquired Companies with respect to which the lease has expired since such date) free of any Liens (other than Permitted Liens).

(b)            None of the Acquired Companies owns or has ever owned any real property. None of the Acquired Companies is party to any Contract to purchase any real property or interest therein. Section 3.7(b) of the Company Disclosure Schedule sets forth a true, complete and correct list (by address, date and parties thereto) of all leases, licenses and occupancy rights, including all amendments, modifications and agreements related thereto and an accurate description of each oral lease (each, a “Lease”) of real property (such real property, the “Leased Real Property”) pursuant to which any of the Acquired Companies is a tenant as of the date of this Agreement. The Company has made available a copy of each Lease to Parent. Each Lease is valid and binding and in full force and effect on the Acquired Company party thereto, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Each of the Acquired Companies and, to the Company’s Knowledge, each of the other parties thereto, has performed in all material respects all obligations required to be performed by it under each Lease, and the Acquired Companies have no present expectation or intention of not fully performing on a timely basis all obligations required to be performed by such Acquired Company under such Lease, whether as a result of COVID-19 or otherwise, and none of the Acquired Companies nor, to the Knowledge of the Company, any other party to such Lease is in breach or default under such Lease, nor has any event occurred nor any circumstance exist, which, with the passage of time, delivery of notice or both, would constitute a breach or default or permit the termination, modification, or acceleration of rent under any Lease, by any of the Acquired Companies or, to the Knowledge of the Company, any other party to such Lease. There are no written or oral subleases, assignments, concessions or other Contracts granting to any Person other than the relevant Acquired Company the right to use or occupy any Leased Real Property, and there is no Person, other than the applicable Acquired Company, in possession of any of the Leased Real Property. No Acquired Company has received notice of, and the Company has no Knowledge that, any other party intends to cancel, terminate, breach, or attempt to alter the terms of any such Lease, or not to exercise any option to renew thereunder. No Acquired Company has received any written notice from any Governmental Entity alleging a violation of any Laws or restrictive covenants with respect to any of the Leased Real Property or the relevant Acquired Company’s use thereof. To the Company’s Knowledge, the current use of any Leased Real Property by the applicable Acquired Company is not in violation of any Laws or restrictive covenants.

(c)            There are no condemnation, expropriation or other proceedings in eminent domain or zoning, building code or other moratorium proceeding pending or, to the Company’s Knowledge, threatened, affecting all or any portion of the Leased Real Property. There have been no special assessments filed or, to the Knowledge of the Company, proposed against the Leased Real Property or any portion thereof. The Transactions and the documents to be delivered at or before Closing do not require the consent of any other party relating to the Leased Real Property, including from landlords under a Lease, whether as a deemed “assignment” or otherwise, will not result in a breach of or default under any Lease, will not give rise to any termination or recapture rights, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing. The applicable Acquired Company’s possession and quiet enjoyment of the Leased Real Property has not been disturbed and there are no disputes with respect to Leased Real Property or proceedings by the relevant Acquired Company against a lessor under a Lease alleging such lessor is in default or committed a breach under such Lease. No security deposit or portion thereof deposited with respect to any Leases has been applied which has not been re-deposited in full.

(d)            The Leased Real Property comprises all of the real property used in the business and operations of the Acquired Companies and all of the real property necessary and sufficient for the conduct of the Acquired Companies’ businesses as currently conducted. None of the Leased Real Property has been damaged or destroyed by fire or other casualty that has not been restored. All of the Leased Real Properties have legal access and are supplied with utilities necessary for the operation thereof as the same are currently operated or currently proposed to be operated, in each case, to the extent necessary for the conduct of the Acquired Companies’ business. The buildings and other improvements constituting the Leased Real Property are in good condition and repair (ordinary wear and tear excepted) and in compliance with applicable Laws in all material respects and are fit for use in the ordinary course of business as the same are currently operated.

Section 3.8.            Material Contracts.

(a)            Section 3.8(a) of the Company Disclosure Schedule sets forth a true, complete and accurate list, as of the date hereof, of each Contract to which any Acquired Company is a party or by which an Acquired Company is, or any of its properties or assets are, bound (except for this Agreement and the other agreements entered into in connection with the Transactions) and which:

(i)            materially restricts the ability of any Acquired Company to engage in any business or compete in any business or with any Person or operate in any geographic area;

(ii)           other than with respect to (A) any partnership that is wholly owned by any Acquired Company or (B) any ordinary-course reseller relationship, is a joint venture, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, joint venture or other similar arrangement;

(iii)          is an agreement or indenture relating to Indebtedness relating to any Acquired Company for an amount in excess of $250,000, any guarantees thereof or the granting of Liens over the property or assets of any Acquired Company;

(iv)          prohibits the payment of dividends or distributions in respect of the capital stock of any Acquired Company or prohibits the pledging of the capital stock of any Acquired Company;

(v)           any Contract relating to any loan or other extension of credit made by an Acquired Company;

(vi)          is with any of the ten largest vendors or ten largest customers of the Acquired Companies, taken together (as determined by total payments in the fiscal year ended December 31, 2020);

(vii)         is for the purchase by any Acquired Company of services, products, supplies, or other assets or services after the date hereof that is for annual consideration greater than $250,000 and cannot be cancelled by such Acquired Company without penalty with less than ninety (90) days’ notice;

(viii)        is for the sale by any Acquired Company of services, products, supplies, or other assets or services after the date hereof that is for annual consideration of greater than $500,000 and cannot be cancelled by such Acquired Company without penalty with less than ninety (90) days’ notice;

(ix)          provides for any acquisition or divestiture of assets or capital stock or other equity interests, in each case to the extent the same has not been consummate or pursuant to which any Acquired Company has continuing covenants, representations, indemnification, guarantee, “earn-out” or other contingent payment obligations;

(x)           requires any Acquired Company, directly or indirectly, to make any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than any other Acquired Company) in any such case which is in excess of $250,000;

(xi)          contains “most favored nation” or similar preferential pricing provisions;

(xii)         grants exclusive rights, rights of first refusal, rights of first negotiation or offer or similar rights to any customer, vendor or supplier;

(xiii)        is a lease or Contract under which any Acquired Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or Contract under which the aggregate annual rental payments do not exceed $250,000;

(xiv)        is a lease or Contract under which any Acquired Company is lessor of or permits any Third Party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by any Acquired Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $250,000;

(xv)         is a lease, sublease or license under which any Acquired Company is lessee or lessor of, or holds or operates, any real property;

(xvi)        contains a commitment by any Acquired Company to make any capital expenditure in excess of $250,000;

(xvii)       is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(xviii)      is between any Acquired Company or any of its Affiliates, on the one hand, and any director or officer of any Acquired Company or their respective Affiliates or any Person beneficially owning 5% or more of the outstanding shares of Company Common Stock, on the other hand;

(xix)         provides for (A) the use by any Person of Company Intellectual Property, or (B) the use by an Acquired Company of any Intellectual Property owned by a Third Party to the business of such Acquired Company, but excluding in each case (1) customary confidentiality or non-disclosure agreements, and, with respect to the foregoing clause (A), for clarity, which do not contain any exclusive or perpetual grant, or transfer of ownership, of rights to any Company Intellectual Property, (2) agreements with employees or contractors entered into in the ordinary course of business, and customer agreements entered into in the ordinary course of business, in each case that are substantially consistent with the standard Acquired Company form(s) made available to Parent, (3) Contracts for commercial off-the-shelf Software that is entered into by any Acquired Company in the ordinary course of business on standard, non-negotiated terms and that is licensed for aggregate fee payments of less than $100,000 annually or (4) any non-exclusive license entered into by any Acquired Company in the ordinary course of business, substantially in the form of the applicable Acquired Company’s online terms of service, copies of which have been made available to Parent, by which any Acquired Company grants to, or receives from, a Third Party rights to any Intellectual Property;

(xx)          provides for continuing obligations or interests of an Acquired Company involving the payment of royalties or other amounts calculated based upon the revenues or income of an Acquired Company or any other material contingent payment obligations, in each case that is not terminable by such Acquired Company without penalty without more than ninety (90) days’ notice;

(xxi)         is with any Governmental Entity;

(xxii)        is a stockholders’, investor rights, registration rights, tax receivables or similar or related Contract or arrangement, or otherwise relates to the exercise of any voting rights in respect of any Company Securities or Company Subsidiary Securities;

(xxiii)       provides for indemnification of any current or former director, officer or employee of any Acquired Company (each such counterparty to such Contract, an “Indemnified Party”);

(xxiv)       is an employment, consulting, or other service agreement with a director, officer, employee or individual independent contractor of any Acquired Company, except for any at-will employment agreement or offer letter providing no severance or other post-termination benefits (other than continuation coverage required by Law); and

(xxv)        requires any Acquired Company, or any successor thereto or acquirer thereof, to make any payment, whether on the account of severance or otherwise, to another Person as a result of a change of control of the Company, or that gives a Third Party a right to receive or elect to receive any such payment.

(b)            Each Contract, arrangement, commitment or understanding of the type described in Section 3.8(a), whether or not set forth in Section 3.8(a) of the Company Disclosure Schedule, is referred to herein as a “Material Contract.” The Company has made available to Parent a true and complete copy of each Material Contract. Except for Material Contracts that have expired or terminated by their terms as of the date hereof and that do not otherwise provide for any continuing rights or obligations of the Company after the date hereof, all of the Material Contracts are (i) valid and binding on the applicable Acquired Company and, to the Knowledge of the Company, each other party thereto, as applicable, and (ii) in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exception”). No Acquired Company has, and to the Knowledge of the Company, none of the other parties thereto have, violated any material provision of, or committed or failed to perform any act in any material respect, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default or a material breach under the provisions of any Material Contract, and no Acquired Company has received written notice of any of the foregoing. No Acquired Company has received notice of, and the Company has no Knowledge that, any other party intends to cancel, terminate, breach, attempt to alter or not renew the terms of any Material Contract.

Section 3.9.            Compliance.

(a)            Compliance with Law. Except as set forth on Section 3.9(a) of the Company Disclosure Schedule, each of the Acquired Companies is, and since January 1, 2018 has been, in material compliance with all Laws applicable to its businesses. None of the Acquired Companies has, since January 1, 2018: (i) received any written notice or, to the Company’s Knowledge, other communication from any Governmental Entity regarding any violation by any of the Acquired Companies of any applicable Law; or (ii) provided any written notice or other communication to any Governmental Entity regarding any material violation by the Acquired Companies of any Law, which notice or communication in either case remains outstanding or unresolved. No representation or warranty is made in this Section 3.9 with respect to Tax matters or environmental matters.

(b)            Prohibited Payments. None of the Acquired Companies, nor any director, officer, or employee of the Acquired Companies, nor, to the Knowledge of the Company, any agent or other Person acting for or on behalf or at the direction of the Acquired Companies has, in the course of its actions for, or on behalf of, any of the Acquired Companies, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity or established or maintained, or is maintaining, any unlawful fund of corporate monies or property, (ii) made any inaccurate, false or fictitious entries in the books or records of any Acquired Company in violation of any Anti-Corruption Laws, (iii) directly or indirectly offered, paid, given, promised to pay or give, facilitated or authorized any unlawful bribe, rebate, payoff, influence payment, kickback, advantage or other unlawful payment of anything else of value, regardless of form or amount, to any Person, (iv) is, or has been, under administrative, civil or criminal investigation, indictment, suspension, debarment or audit (other than a routine contract audit) by any party, in connection with alleged or possible violations of any Anti-Corruption Laws, or (v) otherwise violated any provision of any Anti-Corruption Laws. Since January 1, 2018, none of the Acquired Companies has received any written or, to the Company’s Knowledge, oral communication that alleges that any Acquired Company, or any representative or other Person acting for or on behalf or at the direction thereof is, or may be, in violation of, or has, or may have, any Liability under, any Anti-Corruption Laws. Each Acquired Company makes and keeps books, records and accounts that accurately and fairly reflect transactions and the distribution of the assets of such Acquired Company, and maintains a system of internal accounting controls sufficient to provide reasonable assurances that actions are taken in accordance with management’s directives and are properly recorded, in each case in accordance with all Anti-Corruption Laws. The Acquired Companies have implemented controls and procedures that are designed to prevent, detect and deter violations of Anti-Corruption Laws.

(c)            Trade Controls. None of the Acquired Companies or any of their respective directors, officers, consultants, agents or other Persons acting therefor or on their behalf, is a Person that is, or is owned or controlled by Persons that are (i) the subject of any economic sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, Her Majesty’s Treasury or any applicable prohibited party list maintained by any U.S. Governmental Entity, the European Union or Her Majesty’s Treasury or (ii) located, organized or resident in a country or region that is the subject of comprehensive economic sanctions measures administered by any of the aforementioned Governmental Entities (including, currently, Cuba, Iran, Syria, North Korea, or the Crimea region of Ukraine, collectively “Sanctioned Countries”). The Acquired Companies, their directors, officers, consultants, agents or other Persons acting for or on their behalf, are and since January 1, 2018 have been, in compliance in all material respects with all applicable Laws concerning (A) the exportation, re-exportation, importation, transfer, and retransfer of any commodities (including products), software, and technology, and customs or import, (B) economic sanctions measures, (C) U.S. anti-boycott measures administered by the U.S. Departments of Commerce and Treasury, and (D) trade controls of other jurisdictions in which the Acquired Companies have conducted or are conducting business. Without limiting the foregoing, the Acquired Companies have not engaged in business, or unlawful transactions or dealings since January 1, 2018 with any Sanctioned Countries or individuals or entities that are subject to comprehensive, asset-blocking sanctions imposed pursuant to applicable trade control Laws or Persons located, ordinarily resident in, part of the government of, or organized under the Laws of a Sanctioned Country.

(d)            Permits. The Acquired Companies hold all material Permits necessary to conduct their respective businesses in the places and in such manner in which such businesses are currently being conducted, and: (i) such Permits are valid and in full force and effect and are not subject to any pending or, to the Knowledge of the Company, threatened action by any Governmental Entity to suspend, cancel, modify, terminate or revoke any such Permit; (ii) the Acquired Companies are in compliance with the terms and requirements of such Permits; (iii) the Acquired Companies are not in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under or would reasonably be expected to result in any suspension, cancellation, modification, termination or revocation of, any such Permit; and (iv) none of such Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the Transactions.

Section 3.10.          Legal Proceedings; Orders.

(a)            Except as set forth in Section 3.10 of the Company Disclosure Schedule, there is no Legal Proceeding pending (or, to the Knowledge of the Company, threatened) against any of the Acquired Companies.

(b)            There is no Order applicable to any Acquired Company under which any Acquired Company is subject to ongoing material obligations.

(c)            There is no pending or, to the Knowledge of the Company, threatened investigation by any Governmental Entity with respect to any Acquired Company.

Section 3.11.          Tax Matters.

(a)            All material Tax Returns that are required to be filed by the Acquired Companies have been timely filed with the appropriate Taxing Authority and are true, correct and complete in all material respects. All Taxes due and owing by the Acquired Companies have been timely paid in full to the appropriate Taxing Authority, and the Acquired Companies have made adequate provision in accordance with GAAP for all accrued material Taxes not yet due. None of the Acquired Companies currently is the beneficiary of any extension of time within which to file any Tax Return other than customary extensions for which no approval is required. There are no Liens on any of the assets of the Acquired Companies that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens arising by operation of Law with respect to Taxes not yet due and payable.

(b)            The Acquired Companies have timely withheld and paid to the appropriate Governmental Entity all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party.

(c)            There is no dispute, audit, examination or other proceeding concerning any material Tax Liability of the Acquired Companies (including any refund litigation, deficiency, proposed adjustment or other matter in controversy) now pending or threatened by any Taxing Authority in writing to any Acquired Company. None of the Acquired Companies has received written notice of any threatened audits or investigations relating to any Taxes.

(d)            None of the Acquired Companies has waived any statute of limitations in respect of Taxes or agreed to, or requested, any extension of time with respect to a Tax assessment or deficiency, in each case that is currently in effect.

(e)            No claim has been made in writing, or otherwise to the Company’s Knowledge, by any Taxing Authority with respect to any Acquired Company in a jurisdiction in which such Acquired Company does not file a Tax Return to the effect that such Acquired Company is or may be subject to Taxation by, or required to file any Tax Return in, such jurisdiction.

(f)            Other than the Tax Matters Agreement between the Company and Rightside Group, Ltd., dated as of August 1, 2014, and any Tax Sharing Agreement to which only the Acquired Companies are party, there are no Tax Sharing Agreements binding upon any Acquired Company currently in effect.

(g)            None of the Acquired Companies (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar provision of Law to which the Acquired Companies may be subject, other than the affiliated group of which the Company is the common parent or (ii) has any Liability for the Taxes of any Person (other than any Acquired Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law) as a transferee or successor, by contract or otherwise.

(h)            No Acquired Company has been a party to a “reportable transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations or any similar transaction under any corresponding provision of state, local or foreign Law.

(i)             No Acquired Company has ever entered into any joint venture, partnership or other arrangement that could reasonably be treated as a partnership for United States federal, state, local, or foreign Tax purposes.

(j)             No Acquired Company will be required to include any material item of income in, or to exclude any material item of deductions from, Taxable income from any Tax period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting for a Tax period (or portion thereof) ending prior to the Closing, (ii) closing agreement as described in Section 7121 of the Code executed prior to the Closing, (iii) change in method of accounting adopted prior to the Closing, (iv) open transaction disposition entered into prior to Closing, (v) prepaid amount received prior to Closing or (vi) application of Sections 951, 951A, 956, 965 of the Code or any related provisions applicable to controlled foreign corporations under federal, state, local or any foreign Tax Law. No Acquired Company has made an election under Section 965(h) of the Code.

(k)            Each Acquired Company has (i) to the extent deferred, properly complied in all material respects with all applicable Laws in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) to the extent applicable, eligible, and claimed, or intended to be claimed, properly complied in all material respects with all Laws and duly accounted for any available Tax credits under Sections 7001 through 7004 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act, (iii) not deferred any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) (for example, by a failure to timely withhold, deposit or remit such amounts in accordance with the applicable provisions of the Code and the Treasury Regulations promulgated thereunder) pursuant to or in connection with any U.S. presidential memorandum or executive order, and (iv) other than the PPP Loan, not incurred, extended or expanded any Indebtedness under any Applicable PPP Laws or similar state, local or foreign Laws.

(l)             The income Tax Returns of the Acquired Companies for all taxable periods ending on or before December 31, 2017 have been examined and settled by the IRS or the appropriate state, local or foreign Taxing Authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired. All deficiencies asserted and assessments made as a result of any examination of the income Tax Returns of the Acquired Companies have been paid in full. No issues that have been raised in writing by the relevant Taxing Authority in connection with the examination of any such Tax Return are currently pending.

(m)            No Acquired Company has entered into a closing agreement pursuant to Section 7121 of the Code or any material closing agreement under any similar provision of state, local or foreign applicable Law. There is no request for a private letter ruling, technical advice memorandum or similar document with respect to any Acquired Company now pending with the IRS or any other Taxing Authority. The Company has made available to Parent accurate and complete copies of all private letter rulings, technical advice memoranda and similar documents received by any Acquired Company from the IRS since its formation.

(n)            Section 3.11(n) of the Company Disclosure Schedule contains a true, complete and accurate list, for each of the Company’s Subsidiaries, of (i) its classification for U.S. federal income Tax purposes, and (ii) in the case of any Entity organized under non-U.S. Law, its classification under the Tax Laws of each jurisdiction where it is Tax resident.

(o)            No Acquired Company has a branch or permanent establishment outside of the country of its incorporation or organization.

(p)            No Acquired Company has ever (i) constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock purported to or intended to be governed by Section 355 or 361 of the Code within the past three years or (ii) been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

Section 3.12.          Employee Benefit Plans.

(a)            Section 3.12(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan, other than any at-will employment agreement or offer letter providing no severance or other post-termination benefits (other than continuation coverage required by Law).

(b)            With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Parent: (i) the most recent plan documents and all amendments thereto and all related trust agreements or documentation pertaining to other funding vehicles, (ii) the most recent summary plan description, and all related summaries of material modifications thereto, (iii) the most recently filed IRS Form 5500 (including schedules and attachments) and financial statements, (iv) all material or non-routine correspondence regarding any Company Benefit Plan with any Governmental Entity in the last three years, (v) the most recent IRS determination or opinion letter issued with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, (vi) all administrative services agreements and other Contracts with service providers relating to any Company Benefit Plan. No Acquired Company has any plan, commitment, or proposal, whether legally binding or not, or has made any commitment to employees to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan. No events have occurred or are expected to occur with respect to any Company Benefit Plan that would cause a material change in the cost of providing the benefits under such Company Benefit Plan or would cause a material change in the cost of providing for other Liabilities of such Company Benefit Plan. Either the Company or the sponsoring Acquired Company may terminate or amend any Company Benefit Plan, at any time in its sole discretion, without incurring any Liability other than with respect to benefits that have already accrued under a retirement plan. Except as set forth on Section 3.12(b) of the Company Disclosure Schedule, no Company Benefit Plan is subject to the laws of any jurisdiction outside the United States.

(c)            None of the Acquired Companies nor any ERISA Affiliate thereof maintains, sponsors, contributes to or is required to contribute to or has ever sponsored, maintained or contributed or been obligated to contribute to, or had any Liability with respect to any (i) “multiemployer plan” as defined in Section 3(37) of ERISA, (ii) “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) “multiple employer plan” within the meaning of 29 C.F.R. § 4001.2 or a plan subject to Section 413(c) of the Code, (iv) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, (v) “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code or other funding arrangement for the provision of welfare benefits, or (vi) plan that provides health, life, or other welfare benefits on a less-than-fully insured basis (except for flexible spending accounts). No Company Benefit Plan provides for post-retirement or post-termination health, life insurance or other welfare benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or similar state Law and for which the employee pays the full cost of coverage. All assets of any Company Benefit Plan consist only of cash or actively traded securities, and except for the Company Equity Incentive Plan and the ESPP, no Company Benefit Plan invests in or provides any awards based on stock or other equity of any Acquired Company or ERISA Affiliate.

(d)            Each Company Benefit Plan that is intended to qualify under Section 401 of the Code has either received a favorable determination or opinion letter from the IRS as to its qualified status or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements and, to the Knowledge of the Company, nothing has occurred that has adversely affected or would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

(e)            The Company Benefit Plans have been maintained, funded and administered in all material respects in accordance with their terms and applicable Law. All payments and contributions required to have been made with respect to all Company Benefit Plans either have been made or have been accrued in accordance with the terms of the applicable Company Benefit Plan and applicable Law. Neither any Acquired Company nor, to the Knowledge of the Company, any Person, in each case, to the extent such Person acts or has acted as a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Company Benefit Plan, has breached his or her fiduciary duty with respect to a Company Benefit Plan or otherwise has any Liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Company Benefit Plan. No Acquired Company has engaged in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code, and to the Knowledge of the Company, no “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Company Benefit Plan that could result in a material Liability to an Acquired Company under Section 406 of ERISA or Section 4975 of the Code.

(f)             There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings (other than routine claims for benefits), audits or investigations, relating to any Company Benefit Plan, and, to the Knowledge of the Company, there are no existing facts that would reasonably be expected to give rise to any such Legal Proceedings (other than routine claims for benefits), audits or investigations.

(g)            Except as set forth on Section 3.12(g) of the Company Disclosure Schedule or as contemplated by Section 2.7, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in connection with any other event) will result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of any Acquired Company; provided that this Section 3.12(g) shall be interpreted without regard to the effect any arrangement of Parent.

(h)            Except as set forth on Section 3.12(g), neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in connection with any other event) will result in (i) the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code (without regard to Section 280G(b)(4) of the Code), (ii) a requirement to pay any Tax “gross-up” or similar “make-whole” payments to any employee, director or consultant of any Acquired Company, or (iii) the triggering or imposition of any restrictions or limitations on the right of any Acquired Company to amend or terminate any Company Benefit Plan.

(i)             No Person excluded from participation in any Company Benefit Plan due to classification by any Acquired Company as a non-employee service provider, temporary employee, leased employee, or other type of ineligible service provider has any valid claim for benefits under any such Company Benefit Plan.

Section 3.13.           Labor and Employment Matters.

(a)            The Acquired Companies are, and since January 1, 2018 have been, in compliance in all material respects with all applicable Law and Orders governing labor or employment or the retention of non-employee service providers. To the Knowledge of the Company, each employee of the Acquired Companies working in the United States is (i) a United States citizen or lawful permanent resident of the United States or (ii) an alien authorized to work in the United States either specifically for the Acquired Company employing such individual or for any United States employer. The Acquired Companies have completed a Form I-9 (Employment Eligibility Verification) for each employee of the Acquired Companies working in the United States, and each such Form I-9 has since been updated as required by applicable Law and is correct and complete in all material respects as of the date hereof. The Acquired Companies have, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, wages, severance and accrued vacation pay, and other compensation of the employees and independent contractors of the Acquired Companies due to be paid through the Closing Date. None of the Acquired Companies is or in the last three years has been a government contractor. The Company is in compliance in all material respects with all Laws respecting classification of workers as employees and of employees as exempt from overtime.

(b)            The employees of the Acquired Companies currently are not and have never been represented by a labor union or works council and there is not, to the Knowledge of the Company, any attempt to organize any employees of the Acquired Companies. None of the Acquired Companies has at any time experienced nor, to the Knowledge of the Company, is there now threatened any strike, slowdown, picketing, work stoppage or other material labor dispute by the employees of the Acquired Companies.

(c)            There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings, claims, audits, investigations or other proceedings relating to any Acquired Company’s employment of any individual or retention of any non-employee service provider, including (i) any Legal Proceeding by any Acquired Company employee for unpaid wages, bonuses, commissions, employment withholding Taxes, penalties, unpaid overtime, child labor or record keeping violations under the FLSA, the Davis Bacon Act, the Walsh Healey Act or the Service Contract Act, or any other Law, (ii) any discrimination, illegal harassment or retaliation Legal Proceeding by any Acquired Company employee against the Acquired Companies or, to the Knowledge of the Company, any employee, officer or director of any Acquired Company under the 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other federal labor or employment Law or comparable state or local fair employment practices act or international Law, or (iii) any wrongful discharge, retaliation, libel, slander or other Legal Proceeding by any Acquired Company employee that arises out of the employment relationship between the Acquired Companies and their respective employees under any applicable Law. To the Knowledge of the Company, there are no existing facts that would reasonably be expected to give rise to any such Legal Proceedings, audits, investigations or other proceedings.

(d)            Within the past three (3) years, none of the Acquired Companies has implemented any plant closing or layoff of employees that (in either case) implicated the WARN Act.

(e)           Section 3.13(e) of the Company Disclosure Schedule separately sets forth all of the Acquired Companies’ employees and independent contractors as of the date hereof, including for each such Person (as applicable): name, job title, status as employee or independent contractor, the Acquired Company employing or retaining such person, FLSA and state wage and hour Law exempt or non-exempt designation, work location, current base salary or hourly wage rate, as applicable, fringe benefits (other than employee benefits applicable to all employees, which benefits are set forth on a separate list on Section 3.12(a) of the Company Disclosure Schedule), bonus opportunity for the current fiscal year, actual bonuses paid or payable for the most recently completed fiscal year, and visa and green card application status. To the Knowledge of the Company, no employee or independent contractor of any Acquired Company is a party to, or is otherwise bound by, any Contract or arrangement, including any confidentiality or non-competition agreement, that in any way adversely affects or materially restricts the performance of such Person’s duties to any Acquired Company. To the Knowledge of the Company, no employee or independent contractor intends to terminate his or her employment or engagement with any Acquired Company. No Acquired Company (i) employs or engages, directly or indirectly, any temporary employee or leased employee (including a leased employee within the meaning of Section 414(n) of the Code) or (ii) uses the services of any staffing or professional employer organization.

(f)            Since January 1, 2016, to the Knowledge of the Company, no allegations of sexual or other misconduct, harassment or discrimination have been made against any employee of any Acquired Company. Since January 1, 2016, none of the Acquired Companies has entered into any settlement agreements related to allegations of sexual or other misconduct, harassment or discrimination by any employee of any Acquired Company.

Section 3.14.         Environmental Matters. Each of the Acquired Companies is and has been in compliance in all material respects with all applicable Environmental Law and possesses and is and has been in compliance with all required Environmental Permits. There are no Environmental Claims pending or threatened in writing (or to the Company’s Knowledge, otherwise) against the Acquired Companies. None of the Acquired Companies or any of their predecessors has owned, leased, or operated any property or facility that is or has been contaminated by any Hazardous Materials, or is liable for or caused any releases or threatened release of Hazardous Materials at any property currently or formerly owned, leased, or operated by the Acquired Companies or any of their predecessors, or at any offsite disposal location in connection with the current or past operations of the Acquired Companies or their predecessors, which in each case might result in an Environmental Claim or contravene applicable Environmental Law. There has been no exposure of any Person to any Hazardous Material, pollutant or contaminant in connection with the current or former properties (whether owned, leased or otherwise operated), operations or activities of the Acquired Companies. None of the Acquired Companies has received any written claim or, to the Company’s Knowledge, other notice of violation from any Governmental Entity alleging that the Acquired Companies is in violation of, or liable under, any Environmental Law, or regarding any Hazardous Materials. None of the Acquired Companies has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any Liability of any other Person relating to Environmental Law or Hazardous Materials. The Company has made available to Parent all material environmental or health and safety reports, audits, regulatory filings, and similar documents, in each case with respect to any property owned, leased, or operated by any Acquired Company or otherwise in respect of any operations or activities of any Acquired Company.

Section 3.15.          Insurance. The Company has delivered or otherwise made available to Parent a copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Acquired Companies. All such insurance policies are in full force and effect, all premiums thereon have been timely paid or, if not yet due, accrued. From January 1, 2019 through the date hereof, none of the Acquired Companies has received any written communication with respect to any (a) premature cancellation or invalidation of any such insurance policy (except with respect to policies that have been replaced with similar policies), (b) written refusal of any coverage or rejection of any material claim under any such policy or (c) material adjustment in the amount of the premiums payable with respect to any such policy. There is no pending material claim by any Acquired Company against any insurance carrier under any insurance policy held by any Acquired Company. The Company has no Knowledge as of the date of this Agreement of any threatened termination of, or material premium increase with respect to, any of such policies.

Section 3.16.         Authority; Binding Nature of Agreement. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to the adoption of this Agreement by the holders of at least a majority in combined voting power of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”), to consummate the Transactions. The Company Board has (a) approved and declared advisable this Agreement and the Merger, (b) determined that the Merger is in the best interests of the Company and its stockholders, (c) directed that this Agreement be submitted to the stockholders of the Company for adoption and (d) recommended that the Company’s stockholders vote in favor of the adoption of this Agreement (the “Company Board Recommendation”). As of the date of this Agreement, the Company Board Recommendation has not been rescinded, modified or withdrawn. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement other than, with respect to consummation of the Merger, obtaining the Company Stockholder Approval and the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered on behalf of the Company and, assuming the due authorization, execution and delivery of this Agreement on behalf of Parent and Merger Sub, constitutes the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3.17.         No Vote Required. The Company Stockholder Approval is the only vote or consent of the holders of any class or series of Company Securities necessary to approve this Agreement, the Merger or any of the Transactions.

Section 3.18.         Non-Contravention; Consents.

(a)           The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions will not: (i) contravene, conflict with or result in any violation or breach of any provision of the Organizational Documents of any Acquired Company; (ii) contravene, conflict with or result in a violation or breach of any provision of any Law applicable to any Acquired Company; (iii) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which any Acquired Company is entitled under any provision of any Contract binding on any Acquired Company or any Permit affecting, or relating to, the assets or business of any Acquired Company; or (iv) result in the creation or imposition of any Lien on any asset of any Acquired Company; with only such exceptions, in the case of each of clauses (iii) and (iv), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Except as may be required by the Exchange Act, the listing requirements of the NYSE, the HSR Act or other applicable Antitrust Laws, and except for the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, none of the Acquired Companies is required to make any filing with or to obtain any consent from any Governmental Entity at or prior to the Effective Time in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions, except where the failure to make any such filing or obtain any such consent would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.19. Opinion of Financial Advisor. The Company Board has received the opinion of Canaccord to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, the Merger Consideration to be received by the holders of Company Common Stock (other than Parent, Merger Sub and their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn, rescinded or modified. A copy of such written opinion shall be provided to Parent solely for informational purposes after receipt thereof by the Company. The Company has been authorized by Canaccord to permit the inclusion of such opinion in its entirety or references thereto in the Proxy Statement.

Section 3.20. Brokers. Section 3.20 of the Company Disclosure Schedule sets forth a true, complete and correct list of all brokers, finders, investment bankers or other intermediaries that are entitled to any brokerage, finder’s or other similar fee or commission in connection with this Agreement, the Merger or any of the Transactions, based upon arrangements made by or on behalf of any Acquired Company or any Affiliate thereof, including a list of each such Contract or arrangement (including any Contract or arrangement under which each such Person is entitled to any other fees, expenses or indemnification in connection with the Transactions), and a complete and accurate copy of each such Contract, or otherwise a summary of each such arrangement, was made available to Parent.

Section 3.21.   PPP Loan.

(a)    The Company and each of its Subsidiaries have complied in all material respects with all applicable requirements under the CARES Act and all applicable requirements under the Small Business Act, including the legal requirements and regulations thereunder applicable to the PPP Loan (the “Applicable PPP Laws”), in applying for, calculating the permitted amount of, receiving, using and seeking forgiveness of the funds borrowed under the PPP Loan. All funds borrowed under the PPP Loan have been used by the Company alone solely for approved purposes in accordance with the Applicable PPP Laws.

(b)     The Company accurately certified, at the time of applying for the PPP Loan, that current economic uncertainty made the PPP Loan necessary to support ongoing operations of the Company.

(c)     The Company has submitted a single forgiveness application for the PPP Loan, which calculates the Company’s eligible forgiveness amount as equal to the full PPP Loan amount. To the Knowledge of the Company, the Company was, at the time such application was submitted, eligible to apply for, and as of the date hereof remains eligible to, receive forgiveness of the PPP Loan in full based on the information that the Company included in the forgiveness application submitted by it. All certifications and representations and warranties made by the Company in such forgiveness application or otherwise required in connection therewith were true, correct and complete as of the date they were made. The Company has not used any portion of the PPP Loan for any purpose that would render any portion of its PPP Loan ineligible for forgiveness under Applicable PPP Laws.

(d)     Other than the PPP Loan, the Company and its Subsidiaries have not incurred any Indebtedness or otherwise applied for or sought any grants or other sources of funding pursuant to any Applicable PPP Laws.

Section 3.22.    Anti-Takeover Provisions. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth herein, none of the restrictions on “business combinations” set forth in Section 203 of the DGCL, any rights agreement or “poison pill” arrangement or any other takeover, anti-takeover, moratorium, “fair price,” “control share,” or similar Law applicable to the Company apply to this Agreement, the Voting Agreement, the Merger or the other Transactions. The Company has taken all action necessary to exempt the Merger, the execution, delivery and performance of this Agreement and the Voting Agreement, and the consummation of the Transactions from Section 203 of the DGCL and, accordingly, neither such Section 203 nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions.

Section 3.23.    Information in the Proxy Statement. The information to be contained in, or incorporated by reference in, the Proxy Statement (or any amendment or supplement thereto) will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Company’s stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Stockholders Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and any other applicable Law. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference in the Proxy Statement (or any amendment or supplement thereto) based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.

Article 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

Section 4.1. Due Organization and Good Standing. Each of Parent and Merger Sub is an Entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of the jurisdiction of its organization, has full corporate or limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and is duly qualified or licensed to do business as a foreign corporation or company and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.2. Legal Proceedings; Orders.

(a)    There is no Legal Proceeding pending (or, to the Knowledge of Parent, threatened) against Parent or Merger Sub that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    There is no Order to which Parent or Merger Sub is subject that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.3. Authority; Binding Nature of Agreement.

(a)    Parent has the requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the Transactions. The Board of Directors of Parent has (i) determined that the Transactions are in the best interests of Parent, and (ii) authorized and approved the execution, delivery and performance of this Agreement by Parent. The execution and delivery of this Agreement by Parent and performance of its obligations hereunder and the consummation by Parent of the Transactions have been duly authorized by all necessary limited liability company action on the part of Parent, and no other limited liability company proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent. This Agreement has been duly executed and delivered on behalf of Parent and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company, constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception. No vote of Parent’s equityholders is necessary to adopt this Agreement or to approve any of the Transactions.

(b)    Merger Sub is a wholly owned Subsidiary of Parent and has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement. The board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the Merger, (ii) determined that the Merger is in the best interests of Merger Sub and its stockholder, (iii) directed that this Agreement be submitted to the stockholder of Merger Sub for adoption and (iv) recommended that Merger Sub’s stockholder vote in favor of the adoption of this Agreement. The execution and delivery of this Agreement by Merger Sub and the performance of its obligations hereunder and the consummation by Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Merger Sub, and no other corporate proceedings on the part of Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement other than the approval and adoption of this Agreement by the sole stockholder of Merger Sub, following the execution and delivery of this Agreement, and the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered on behalf of Merger Sub and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company, constitutes the valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.4. Non-Contravention; Consents.

(a)    The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions respectively contemplated to be consummated by each of them will not: (i) contravene, conflict with or result in any violation or breach of any provision of the Organizational Documents of Parent or Merger Sub; (ii) contravene, conflict with or result in a violation or breach of any provision of any Law applicable to Parent or Merger Sub; (iii) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract binding on Parent or Merger Sub, or any Permit affecting, or relating to, the assets or business of Parent or Merger Sub; or (iv) result in the creation or imposition of any Lien on any asset of Parent or Merger Sub; with only such exceptions, in the case of each of clauses (iii) and (iv), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    Except as may be required by the Exchange Act, the listing requirements of the NYSE, the HSR Act or other applicable Antitrust Laws, and except for the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, none of Parent and Merger Sub is required to make any filing with or to obtain any consent from any Governmental Entity at or prior to the Effective Time in connection with the execution, delivery or performance of this Agreement by Parent or Merger Sub, or the consummation by Parent or Merger Sub of the Transactions respectively contemplated to be consummated by each of them, except where the failure to make any such filing or obtain any such consent would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.5. Not an Interested Stockholder. Neither Parent nor any of its “affiliates” or “associates” is, or has been within the last three years, an “interested stockholder” (in each case as such terms are defined in Section 203 of the DGCL) of the Company. Except as set forth on Section 4.5 of the Parent Disclosure Schedule, neither Parent nor any of Parent’s Subsidiaries directly or indirectly owns, and at all times within the last three years, neither Parent nor any of Parent’s Subsidiaries has directly or indirectly owned, beneficially or otherwise, any Company Common Stock or any Company Securities.

Section 4.6. Financing. Parent has and will have, and will cause Merger Sub to have, at the Effective Time, the funds necessary to consummate the Merger and the other Transactions and satisfy all of its obligations under this Agreement, including the payment in cash of the aggregate Merger Consideration and the consideration in respect of Company Compensatory Awards and any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation required to be paid in connection with the Merger and the other Transactions.

Section 4.7. Brokers. No broker, finder, investment banker or other intermediary is entitled to any brokerage, finder’s or other similar fee or commission in connection with this Agreement, the Merger or any of the Transactions, based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company may become liable.

Section 4.8. Merger Sub. As of the date hereof, the authorized capital stock of Merger Sub consists of 100,000 shares of common stock, par value $0.0001 per share, of which 100 shares are issued and outstanding, and such issued and outstanding shares were all validly issued. Merger Sub was formed solely for the purpose of engaging in the Transactions, and, prior to the Effective Time, Merger Sub will have engaged in no business and have no Liabilities or obligations other than in connection with the Transactions.

Section 4.9. Information Supplied. The information with respect to Parent or any of its Subsidiaries that Parent supplies to the Company specifically for inclusion or incorporation by reference in the Proxy Statement (or any amendment or supplement thereto), on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Company’s stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Stockholders Meeting (as it may be adjourned or postponed in accordance with this Agreement), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent makes no representation with respect to statements included or incorporated by reference in the Proxy Statement (or any amendment or supplement thereto) based upon information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

Article 5
COVENANTS

Section 5.1. Interim Operations of the Company. During the period from the date hereof through the earlier of the Effective Time and the date of termination of this Agreement in accordance with its terms, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, during the period from the date hereof through the earlier of the Effective Time and the date of termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to (i) preserve intact its present business organization, (ii) keep available the services of its directors, officers, employees and consultants and (iii) maintain its existing business relationships and goodwill with those Persons having significant business relationships with it. Without limiting the generality of the foregoing, except (A) with Parent’s prior written consent (which consent shall not, in the case of clauses (f), (h), (j), (k), (n) or (o) below, be unreasonably withheld, conditioned or delayed), (B) as set forth in Section 5.1 of the Company Disclosure Schedule, (C) as expressly permitted or expressly required by this Agreement, or (D) as required to comply with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester or any other Law, Order or directive issued by any Governmental Entity in connection with or in response to the COVID-19 pandemic (provided that any such actions that cause deviations from the business of any Acquired Company being conducted in the ordinary course consistent with past practice shall be terminated, and such ordinary course conduct shall be resumed, as soon as reasonably practicable after compliance with such Law, Order or directive is no longer required), the Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following:

(a)    amend the Company Certificate of Incorporation, the Company Bylaws or other comparable charter or Organizational Documents of the Company’s Subsidiaries (whether by merger, consolidation or otherwise);

(b)    take any actions set forth on Section 5.1(b) of the Company Disclosure Schedule, in each case subject to the limitations, exceptions and other obligations of the Company as set forth therein;

(c)    (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any Company Securities or Company Subsidiary Securities, other than (A) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its equity holders and (B) distributions directly resulting from the vesting or exercise of Company Compensatory Awards that are outstanding on the date hereof, in accordance with the terms of the Company Compensatory Award as in effect on the date hereof and as set forth on Section 3.3(e) of the Company Disclosure Schedule; (ii) split, combine or reclassify any capital stock of the Acquired Companies; (iii) other than as permitted pursuant to Section 5.1(d), issue or authorize the issuance of any Company Securities or Company Subsidiary Securities; or (iv) purchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities, except for acquisitions of shares of Company Common Stock by the Company in satisfaction of the applicable exercise price or withholding Taxes with respect to any Company Compensatory Awards;

(d)    (i) issue, deliver, sell, grant, pledge, transfer, subject to any Lien or dispose of any Company Securities or Company Subsidiary Securities, other than the issuance of shares of Company Common Stock upon the exercise or settlement of Company Compensatory Awards that are outstanding on the date hereof, in accordance with the terms of the Company Compensatory Award as in effect on the date hereof and as set forth on Section 3.3(e) of the Company Disclosure Schedule; or (ii) amend any term of any Company Securities or Company Subsidiary Securities (in each case, whether by merger, consolidation or otherwise) or of any award under any Company Benefit Plan based on any Company Securities or Company Subsidiary Securities;

(e)    adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to the Acquired Companies;

(f)    except to the extent required by the terms of any Company Benefit Plan as in effect on the date hereof and made available to Parent: (i) increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to any employee or non-employee service provider of any Acquired Company, except for increases in annual base cash compensation made in the ordinary course of business consistent with past practice; (ii) adopt, enter into, terminate or amend any collective bargaining agreement or Company Benefit Plan or any arrangement that would be a Company Benefit Plan if it were in existence on the date of this Agreement; (iii) pay to any employee or non-employee service provider of any Acquired Company any benefit or amount other than regular salary or wages or grant any such person any award under any Company Benefit Plan; (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, Contract or arrangement or Company Benefit Plan; (v) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan; (vi) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to any Company Benefit Plan are made or the basis on which such contributions are determined; (vii) make any material determination under any Company Benefit Plan that is inconsistent with the ordinary course of business consistent with past practice; (viii) hire any employee at the level of Senior Vice President or above or terminate, other than for cause, the employment of any employee at the level of Senior Vice President or above; or (ix) induce, or attempt to induce, any employee or non-employee service provider to terminate his or her employment or engagement with any Acquired Company;

(g)    acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than supplies or inventory in the ordinary course of business consistent with past practice;

(h)    sell, lease, license, pledge, transfer, assign, abandon, allow to lapse or expire, fail to maintain, covenant not to assert, subject to any Lien or otherwise dispose of any Company Intellectual Property, assets or properties except (i) in the ordinary course of business pursuant to Contracts existing as of the date hereof and made available to Parent, (ii) non-exclusive licenses that are merely incidental to the transaction contemplated by a Contract entered into in the ordinary course of business consistent with past practice and to the extent permitted by this Section 5.1, the commercial purpose of which is primarily for something other than such license, (iii) sales of inventory or used equipment in the ordinary course of business consistent with past practice, (iv) Permitted Liens incurred in the ordinary course of business consistent with past practice;

(i)    (i) extend, amend, waive, cancel or modify any rights in or to the Company Intellectual Property in a manner that is adverse to any Acquired Company, (ii) fail to diligently prosecute any Intellectual Property application or registration or licensed rights to Intellectual Property for which an Acquired Company controls the prosecution thereof as of the date of this Agreement, except for such issuances, registrations or applications that the applicable Acquired Company permits to expire or cancel or abandon in its reasonable business judgment, and do not constitute, or have not constituted, Intellectual Property material to the business of such Acquired Company or (iii) divulge, furnish or make accessible any Company Intellectual Property that constitute Trade Secrets, other than in the ordinary course of business consistent with past practice to any Third Party that is subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets;

(j)    amend in any material respect or voluntarily terminate any Material Contract, or enter into any new Contract that would have been a Material Contract had it been in effect as of the date hereof; provided that the foregoing shall not include renewals of existing Contracts (to the extent shall have been made available to Parent) on substantially similar (or more favorable to the Company) terms made in the ordinary course of business consistent with past practice;

(k)    waive, release or assign any material rights, claims or benefits of any Acquired Company;

(l)    fail to keep in full force and effect all material insurance policies maintained by the Acquired Companies, other than such policies that expire by their terms (in which event the applicable Acquired Company shall use commercially reasonable efforts to renew, replace or extend such policies) or changes to such policies made in the ordinary course consistent with past practice;

(m)    change any of the accounting methods used by the Company, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act, in each case as agreed to by its independent public accountants;

(n)    (i) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness for borrowed money or guarantees thereof, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any Acquired Company, except in respect of Indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than any Acquired Company); or (iii) enter into any amendment or other modification to the material terms of any material Indebtedness for borrowed money of the Acquired Companies;

(o)    incur any capital expenditures (or any obligations or liabilities in respect thereof), other than capital expenditures on a quarterly basis for each fiscal quarter as set forth in the capital expenditure plan included in Section 5.1(o) of the Company Disclosure Schedule;

(p)    settle, or offer or propose to settle, (i) any dispute, claim or Legal Proceeding (except with respect to immaterial routine matters in the ordinary course of business), (ii) any Legal Proceeding by any stockholder of the Company or other dispute against the Company or any of its officers or directors and its stockholders or (iii) any Transaction Litigation, other than in accordance with Section 5.12;

(q)    make, change or rescind any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any income or other material Tax Returns except to the extent otherwise required by Law, extend the statute of limitations with respect to any income or other material Tax Return (other than pursuant to extensions of time to file such Tax Returns obtained in the ordinary course of business), enter into any closing agreement with respect to a material Tax, settle or compromise any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, secure an extension or expansion of the PPP Loan or incur any similar Indebtedness, or claim any other Tax relief or Tax benefit under any Law that grants to any Person the ability to (i) defer any Taxes or (ii) borrow or otherwise secure financing (including any loans under Applicable PPP Laws), in each case as a result of, or in connection with, the effects of the COVID-19 pandemic, including under the CARES Act, the Families First Coronavirus Response Act, the Consolidated Appropriations Act of 2021, and the American Rescue Plan Act of 2021;

(r)    effect any extraordinary transactions that are inconsistent with past custom and practice or that could result in Tax liability to Parent, the Company, any Acquired Company or any of their respective Affiliates in a Taxable period (or portion thereof) beginning after the Closing Date in excess of Tax liability associated with the conduct of its business in the ordinary course consistent with past practice; or

(s)    authorize, commit or agree to take any of the foregoing actions.

Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Companies prior to the Effective Time.

Section 5.2. No Solicitation.

(a)    The Company will not, and shall cause each of its Subsidiaries not to, and will not authorize the Representatives of any Acquired Company to, in each case, directly or indirectly:

(i)    solicit, initiate, propose, knowingly encourage or knowingly take any action designed to facilitate the submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person becoming an “interested stockholder,” for purposes of Section 203 of the DGCL);

(ii)    furnish any information regarding the Acquired Companies or afford access to the business, properties, assets, books or records of any Acquired Company to any Third Party in connection with, for the purpose of encouraging, or in response to, an Acquisition Proposal or Acquisition Inquiry;

(iii)   engage in, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or otherwise cooperate with, any Acquisition Proposal or Acquisition Inquiry; or

(iv)    amend or grant any waiver or release under any standstill or similar agreement with respect to any class of Company Securities or Company Subsidiary Securities; provided, however, that if, and only if, the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to amend or grant any waiver or release under any such standstill or similar agreement would be inconsistent with the directors’ fiduciary duties under the DGCL, the Company may then amend or grant a waiver or release under such standstill or similar agreement, to the extent necessary to permit a Third Party to make, on a confidential basis to the Company Board, an Acquisition Proposal, conditioned upon such Third Party agreeing to disclosure of such Acquisition Proposal to Parent as contemplated by this Section 5.2;

provided, however, that, notwithstanding anything to the contrary contained in this Agreement, prior to the adoption of this Agreement by the Company Stockholder Approval, the Company and its Representatives may engage in any such discussions or negotiations and provide any such information in response to an unsolicited bona fide written Acquisition Proposal received after the date of this Agreement that did not arise from or in connection with a breach of the obligations set forth in this Section 5.2 if: (A) prior to providing any material non-public information regarding any Acquired Company to any Third Party in response to an Acquisition Proposal, the Company receives from such Third Party (or there is then in effect with such party) an executed Acceptable Confidentiality Agreement; and (B) the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and Independent Financial Advisor, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal. Substantially concurrently with providing any material non-public information to such Third Party, the Company shall make such material non-public information available to Parent (to the extent such material non-public information has not been previously made available by the Company to Parent or Parent’s Representatives).

(b)    Neither the Company Board nor any committee thereof shall, except as permitted by this Section 5.2: (i) withhold, withdraw, modify, amend or qualify, in a manner adverse to Parent and Merger Sub, the Company Board Recommendation; (ii) approve, recommend or declare advisable any Acquisition Proposal; (iii) fail to include the Company Board Recommendation in the Proxy Statement; (iv) if any Acquisition Proposal (other than an Acquisition Proposal in the circumstances described in clause “(v)” below) has been made public, fail to reaffirm the Company Board Recommendation upon request of Parent within five (5) Business Days upon receipt of a request from Parent to do so or, if earlier, prior to the Stockholders Meeting; (v) fail to recommend against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such tender or exchange offer or, if earlier, prior to the Stockholders Meeting (provided that the taking of no position or a neutral position by the Company Board in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of any such offer); (vi) approve or recommend, or publicly declare advisable or publicly propose to approve or recommend, or publicly propose to enter into any letter of intent, memorandum of understanding, agreement in principle or Contract (other than an Acceptable Confidentiality Agreement in compliance with Section 5.2(a)) relating to an Acquisition Proposal (any such Contract, an “Alternative Acquisition Agreement”); (vii) publicly propose or publicly announce an intention to take any of the foregoing actions (any action described in clause “(i)” through clause “(vii)” being referred to as a “Change in Recommendation”); or (viii) cause or permit the Company to enter into an Alternative Acquisition Agreement, or otherwise resolve or agree to do so.

(c)    Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may make a Change in Recommendation in response to an unsolicited bona fide written Acquisition Proposal or cause the Company to enter into an Alternative Acquisition Agreement concerning an Acquisition Proposal, in each case only if:

(i)    such Acquisition Proposal or Superior Proposal did not result from a breach of Section 5.2(a);

(ii)   the Company Board (or a committee thereof) determines in good faith (A) after consultation with the Company’s outside legal counsel and Independent Financial Advisor, that such Acquisition Proposal constitutes a Superior Proposal and (B) after consultation with the Company’s outside legal counsel, that in light of such Acquisition Proposal, a failure to make a Change in Recommendation or to cause the Company to enter into such Alternative Acquisition Agreement would be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under the DGCL;

(iii)   the Company delivers to Parent a written notice (the “Superior Proposal Notice”) stating that the Company Board intends to take such action and including the identity of the Person making the Acquisition Proposal and the material terms thereof (including copies of all material documents relating to the Alternative Acquisition Agreement, including a copy of the proposed Alternative Acquisition Agreement) and otherwise in compliance with the terms of Section 5.2(e);

(iv)    during the five (5) Business Day period following the date of Parent’s receipt of such Superior Proposal Notice (such time period, the “Notice Period”), the Company makes its Representatives reasonably available for the purpose of engaging in negotiations with Parent, and the Company and its Representatives shall negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or a possible alternative transaction so that the Acquisition Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal;

(v)    at the end of the Notice Period, the Company Board (or a committee thereof) determines in good faith, after taking into account any amendments to this Agreement or a possible alternative transaction that Parent and Merger Sub have proposed in writing to make as a result of the negotiations during the Notice Period, that (1) after consultation with the Company’s outside legal counsel and Independent Financial Advisor, such Acquisition Proposal continues to constitute a Superior Proposal and (2) after consultation with the Company’s outside legal counsel, the failure to make a Change in Recommendation or enter into such Alternative Acquisition Agreement would be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under the DGCL, in each case ((1) and (2)), if such changes proposed in writing by Parent were to be given effect; and

(vi)    if the Company enters into an Alternative Acquisition Agreement concerning such Superior Proposal, the Company terminates this Agreement in accordance with Section 7.1(g).

For purposes of this Section 5.2(c), in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Acquisition Proposal, the Company shall, in each case, deliver to Parent an additional Superior Proposal Notice and a new Notice Period shall commence, except that the five (5) Business Day notice period referred to in Section 5.2(c)(iv) above shall instead be a period of three (3) Business Days (it being understood and agreed that in no event shall any such additional three (3) Business Day period be deemed to shorten the initial five (5) Business Day period), during which time the Company shall be required to comply with the requirements of this Section 5.2(c) anew with respect to such additional notice.

(d)    Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may make a Change in Recommendation not related to an Acquisition Proposal if:

(i)    any material change in circumstances occurring after the date hereof arises affecting the Company that was not known to or reasonably foreseeable by the Company Board as of or prior to the date of this Agreement and becomes known to the Company Board after the date hereof and prior to the date of the Stockholders Meeting (as it may be adjourned or postponed in accordance with this Agreement) and does not relate to, constitute or has been caused or resulted from (A) any Acquisition Inquiry or Acquisition Proposal, or any communications or matters related thereto, (B) the Acquired Companies’ meeting or exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period, (C) changes in the price of the shares of Company Common Stock, (D) any breach of this Agreement by the Company, or (E) any action taken by any party pursuant to and in compliance with the covenants and agreements set forth in this Agreement, and any consequences of such actions, or any communications or matters related to this Agreement or the Transactions (any such change in circumstances described in this Section 5.2(d)(i) being referred to as a “Change in Circumstances”);

(ii)    the Company Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel and Independent Financial Advisor, that, in light of such Change in Circumstances, a failure to effect a Change in Recommendation would be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under the DGCL;

(iii)    such Change in Recommendation is not effected prior to the fifth (5th) Business Day after Parent receives written notice from the Company confirming that the Company Board intends to effect such Change in Recommendation and which notice shall set forth a reasonably detailed description of such Change in Circumstances (such time period, the “CIC Notice Period”);

(iv)    during the CIC Notice Period, if requested by Parent, the Company makes its representatives reasonably available for the purpose of engaging in negotiations with Parent, and the Company and its Representatives shall negotiate in good faith with Parent (to the extent Parent desires to negotiate), to amend this Agreement or enter into an alternative transaction; and

(v)    at the end of the CIC Notice Period, the Company Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel and Independent Financial Advisor, after taking into account any amendments to this Agreement that Parent and Merger Sub have proposed in writing to make as a result of the negotiations during the CIC Notice Period, that, in light of such Change in Circumstances, a failure to effect a Change in Recommendation would be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under the DGCL.

(e)    If the Company receives an Acquisition Proposal or Acquisition Inquiry, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) notify Parent in writing of such Acquisition Proposal or Acquisition Inquiry, which notice shall set forth the name of the Person making such Acquisition Proposal or Acquisition Inquiry, and the material terms and conditions of any proposals or offers (including, if applicable, copies of any material written requests, proposals or offers, including proposed agreements), and shall thereafter keep Parent informed on a current basis (and, in any event, within 24 hours) of the status and material terms of any such proposals or offers (including any material change to the terms of such Acquisition Proposal or Acquisition Inquiry) and the status of any such discussions or negotiations, including any change in its intentions as previously notified (which notification shall include the material terms and conditions thereof).

(f)    The Company shall, and shall cause each of its Subsidiaries and the Representatives of each of the Acquired Companies to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party relating to any Acquisition Proposal or Acquisition Inquiry, and shall use its commercially reasonable efforts to cause any such Third Party, its Representatives and its financing sources in possession of confidential information heretofore furnished to such Person by or on behalf of the Company (and all analyses and other materials prepared by or on behalf of such Person that contains, reflects or analyzes that information) to return or destroy all such information as promptly as practicable. If received by the Company, the Company shall provide to Parent all certifications of such return or destruction from such other Persons as promptly as practicable after receipt thereof. The Company will promptly terminate all physical and electronic “data room” or similar access previously granted to any such Persons. None of the foregoing shall in any way limit or modify any of the Company’s rights under the other provisions of this Section 5.2.

(g)    Nothing contained in this Section 5.2 or elsewhere in this Agreement shall prohibit the Company, the Company Board or their representatives from: (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act; provided that such disclosure does not contain or amount to a Change in Recommendation; or (ii) issuing a “stop, look and listen” statement (pending disclosure of its position) and making any legally required disclosure to the stockholders of the Company in connection therewith; provided, however, that the Company Board shall not make any Change in Recommendation except in accordance with Section 5.2(c).

(h)    The Company agrees that any breach of any of the provisions set forth in this Section 5.2 by any Representative of any Acquired Company shall be deemed for all purposes of this Agreement to be a breach of the provisions set forth in this Section 5.2 by the Company.

Section 5.3. Preparation of Proxy Statement; Stockholders Meeting.

(a)    As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare a proxy statement in preliminary form for the Stockholders Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) and, after consultation with, and approval by, Parent (which shall not be unreasonably withheld or delayed), file, in no event later than thirty (30) days after the date hereof, the preliminary Proxy Statement with the SEC. The Company shall use commercially reasonable efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, and respond promptly to any comments made by the SEC with respect to the Proxy Statement and (ii) promptly upon the later of (A) the 10-day waiting period under Rule 14a-6(a) under the Exchange Act and (B) the date on which the SEC confirms that it has no further comments on the Proxy Statement (such later date, the “Clearance Date”), cause the definitive Proxy Statement to be mailed to the Company’s stockholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies. The Company shall notify Parent and Merger Sub promptly upon the receipt of any comments from the SEC or its staff or any other Governmental Entities and of any request by the SEC or its staff or any other Governmental Entities for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other Governmental Entities, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be reasonably required to be set forth in the Proxy Statement under applicable Law. The Proxy Statement shall contain the Company Board Recommendation, except to the extent that the Company Board shall have effected a Change in Recommendation, as permitted by and determined in accordance with Section 5.2. Parent shall ensure that such information supplied by it in writing for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholders Meeting or filed with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith. The Company shall ensure that the Proxy Statement (x) will not on the date it is first mailed to stockholders of the Company and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (y) will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

(b)    If at any time prior to the Stockholders Meeting any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other party hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s stockholders. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(c)    As promptly as reasonably practicable following the Clearance Date, the Company shall, in accordance with applicable Law and the Company’s Organizational Documents, duly call, give notice of, convene and hold a special meeting of the Company’s stockholders for the purpose of obtaining the Company Stockholder Approval (including any adjournments and postponements thereof, the “Stockholders Meeting”), with a record date and meeting date to be selected after reasonable consultation with Parent, which meeting date shall be no later than 30 Business Days after the Clearance Date. Within three (3) Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the 1934 Act. Notwithstanding anything to the contrary contained herein, the Company shall not postpone or adjourn the Stockholders Meeting except: (i) with the prior written consent of Parent; (ii) if at any time following the dissemination of the Proxy Statement, either the Company or Parent reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Stockholders Meeting, including due to an absence of quorum, then each of the Company and Parent shall have the right to require an adjournment or postponement of the Stockholders Meeting for the purpose of soliciting additional votes in favor of this Agreement; provided that no such single adjournment or postponement pursuant to this clause (ii) shall delay the Stockholders Meeting by more than seven (7) calendar days from the prior-scheduled date or to a date on or after the fifth (5th) Business Day preceding the End Date; or (iii) if the Company Board or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that the failure to adjourn, postpone or delay the Stockholders Meeting would be reasonably likely not to allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Proxy Statement; provided that the Company shall be permitted to postpone or adjourn the Stockholders Meeting pursuant to this clause (iii) on no more than two (2) occasions and no such adjournment or postponement shall delay the Stockholders Meeting by more than seven (7) calendar days from the prior-scheduled date or to a date on or after the fifth (5th) Business Day preceding the End Date. Unless the Company Board or any committee thereof has withdrawn the Company Board Recommendation in compliance with Section 5.2, the Company Board shall recommend to holders of the Company Common Stock that they vote in favor of the Merger so that the Company may obtain the Company Stockholder Approval and the Company shall use its commercially reasonable efforts to solicit and obtain the Company Stockholder Approval (including by soliciting proxies from the Company’s stockholders) and shall take all other action necessary or advisable to secure the Company Stockholder Approval. The Company shall (A) keep Parent reasonably informed with respect to proxy solicitation results and provide detailed periodic updates concerning proxy solicitation results on a timely basis and (B) give written notice to Parent one (1) day prior to the Stockholders Meeting, and on the day of, but prior to the Stockholders Meeting, indicating whether as of such date sufficient proxies representing the Company Stockholder Approval have been obtained. Unless this Agreement is terminated in accordance with Article 7, (x) the Company shall not submit to the vote of its stockholders any Acquisition Proposal and (y) the obligation of the Company to duly call, give notice of, convene and hold the Stockholders Meeting and mail the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company’s stockholders shall not be affected by any Change in Recommendation.

(d)    Parent shall vote all Company Common Stock beneficially owned by it or any of its Subsidiaries as of the record date for the Stockholders Meeting in favor of the adoption of this Agreement.

Section 5.4. Filings; Other Action.

(a)    Each of the Company, Parent and Merger Sub shall: (i) use reasonable best efforts to make and effect all registrations, filings and submissions required to be made or effected by it or otherwise advisable pursuant to the HSR Act (provided that the pre-merger notification under the HSR Act shall be filed no later than the date that is ten (10) Business Days after the date of this Agreement), other applicable Antitrust Laws, the Exchange Act and other applicable Laws, with respect to the Merger; (ii) use commercially reasonable efforts to obtain all consents and approvals required from Third Parties in connection with the Transactions; and (iii) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Transactions; provided, however, that in no event shall the Company be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any Person for any consent or approval required for the consummation of any of the Transactions.

(b)            Without limiting the generality of Section 5.4(a), each of Parent and the Company (i) shall promptly provide all information requested by any Governmental Entity in connection with the Merger or any of the other Transactions and (ii) shall use its reasonable best efforts to promptly take, and cause its Affiliates to take, all actions and steps necessary to obtain and secure the expiration or termination of any applicable waiting periods under the HSR Act or other applicable Antitrust Laws and obtain any clearance or approval required to be obtained from the U.S. Federal Trade Commission, the U.S. Department of Justice, any state attorney general, any foreign competition authority or any other Governmental Entity in connection with the Transactions; provided that in no event shall Parent be required to take any of the following actions, and “reasonable best efforts” will in no event require, or be construed to require, Parent or any of its Affiliates to take any of the following actions: (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise the sale, divesture, license, hold separate or other disposition of any asset or business of Parent, Merger Sub or any of their Affiliates or, contemporaneously with or subsequent to the Effective Time, of any asset or business of the Company or its Subsidiaries; (B) permitting the Acquired Companies to sell, divest, license, hold separate or otherwise dispose any of its or their assets or businesses prior to the Effective Time; (C) terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Parent, Merger Sub, the Company or their respective Subsidiaries; (D) any other behavioral undertakings and commitments whatsoever, including creating or consenting to create any relationships, ventures, contractual rights, obligations, or other arrangements of Parent, Merger Sub, the Company or their respective Subsidiaries; (E) to enter, or offer to enter, into any settlement, undertaking, consent decree, stipulation or agreement, or stipulate to the entry of an Order or decree or file appropriate applications with any Governmental Entity in connection with the Transactions (including whether providing for any of the foregoing actions described in clauses (A) through (D)); (F) initiating, litigating, challenging, defending or otherwise participating or taking any action with respect to any Legal Proceeding by, against or involving any Third Party or Governmental Entity with respect to the Transactions; or (G) otherwise taking any other steps or actions to defend against, vacate, modify or suspend any Order of any Governmental Entity, including any Order related to a private cause of action that would prevent the consummation of the Transactions. At the request of Parent, the Company shall agree to, subject to and contingent upon the consummation of the Closing, divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of any Acquired Company (but, absent such request, the Company shall not take any such action).

(c)            Without limiting the generality of anything contained in Section 5.4(a) or Section 5.4(b), subject to applicable Laws, each party hereto shall: (i) give the other parties prompt written notice of the making or commencement of any request, inquiry, investigation or Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other Transactions; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation or Legal Proceeding; and (iii) promptly inform the other parties of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Merger. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of, and reflect such reasonable comments from, the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation or Legal Proceeding. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation or Legal Proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation or Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation or Legal Proceeding.

Section 5.5.            Access; Notices of Certain Events.

(a)            Upon reasonable advance written notice, the Company shall afford Parent and Parent’s Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to the Acquired Companies’ books, records, offices, properties, facilities and assets and, during such period, the Company shall furnish promptly to Parent all readily available information concerning its business as Parent may reasonably request, and furnish to Parent or its Representatives such financial and operating data and other information (including the work papers of the Company’s independent accountants upon receipt of any required consents from such accountants and subject to the execution of customary access letters) as such Persons may reasonably request; provided, however, that the Acquired Companies shall not be required to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of the Company could: (i) result in the disclosure of any Trade Secrets of Third Parties; (ii) violate any obligation of the Acquired Companies with respect to confidentiality, non-disclosure or privacy; (iii) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine; or (iv) violate any applicable Law. In the event that the Company objects to any request submitted pursuant to and in accordance with this Section 5.5(a) and withholds information on the basis of any of the foregoing clauses (i) through (iv), the Company shall inform Parent as to the general nature of what is being withheld and shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection. Any investigation pursuant to this Section 5.5(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Acquired Companies. No investigation pursuant to this Section 5.5(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All requests for access pursuant to this Section 5.5(a) must be directed to the Chief Executive Officer of the Company or another Person designated in writing by the Company. All information obtained by Parent and its Representatives pursuant to this Section 5.5(a) shall be subject to the Confidentiality Agreement to the extent the same constitute “Confidential Information” as defined therein.

(b)            Each of the Company and Parent shall promptly notify the other of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions; (ii) any notice or other communication from any Governmental Entity in connection with the Transactions; (iii) any Legal Proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting, any Acquired Company or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to this Agreement or the consummation of the Transactions; (iv) any inaccuracy in any material respect of any representation or warranty contained in this Agreement at any time during the term hereof; (v) any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and (vi) any Effect that has a materially adverse impact on the likelihood that any of the conditions set forth in Article 6 will be satisfied prior to the End Date, or that causes or is reasonably likely to cause a Company Material Adverse Effect or the failure of any of the conditions set forth in Article 6 to be satisfied. In no event shall the delivery of any notice by a party pursuant to this Section 5.5(b) limit or otherwise affect the respective rights, remedies, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 5.6.            Publicity. The Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law, court process or the rules and regulations of the NYSE, as the case may be; provided, however, that the foregoing shall not apply with respect to any communication that is (a) so long as such communications are consistent with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party), (b) made or proposed to be made by the Company in compliance with Section 5.2 with respect to the matters contemplated thereby (or by Parent in response thereto) or (c) in connection with any dispute between the parties regarding this Agreement, the Merger or the other Transactions. The Company shall keep Parent informed, on a reasonably current basis, of any communications generally disseminated to its employees, lenders, suppliers, customers or other Persons having material business relationships with any Acquired Company relating to the Transactions, which communications shall not, without the prior written consent of Parent, be inconsistent with any public statements made jointly by the parties or made by one party in accordance with this Section 5.6.

Section 5.7.            Other Employee Benefits.

(a)            From and after the Closing and until December 31, 2021, Parent shall, or shall cause the Surviving Corporation to, provide to each employee of the Acquired Companies who continues employment with the Surviving Corporation or one of its Affiliates following the Effective Time (each, a “Continuing Employee”) with (i) (A) base salary or base hourly wage rate (as applicable) and (B) cash incentive compensation opportunity (including bonuses and commissions), in each case in an amount at least equal to the level that was provided to each such Continuing Employee prior to the Closing Date (to the extent disclosed in Section 3.13(e) of the Company Disclosure Schedules) and (ii) other employee benefits that are comparable in the aggregate either, as determined by Parent in its sole discretion, (A) to those provided to each such Continuing Employee as of immediately prior to the Effective Time or (B) to those provided to similarly situated employees of Parent or its Affiliates.

(b)           Parent shall, or shall cause the Surviving Corporation to, ensure that, as of the Effective Time, each Continuing Employee receives full credit for purposes of eligibility to participate, vesting, rate of and limits on vacation accrual, and severance benefits, for service with the Acquired Companies (or predecessor employers to the extent the Company provides such past service credit) under the comparable employee benefit plans, programs and policies of Parent or the Surviving Corporation, as applicable, in which such Continuing Employees become participants (other than any retiree welfare benefit plans or defined benefit pension plans); provided, however, that the foregoing shall not apply with respect to benefit accrual (other than with respect to rate of and limits on vacation accrual and severance benefits) or to the extent that its application would result in a duplication of benefits. As of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Benefit Plan as of the Effective Time.

(c)            For the calendar year in which the Closing occurs, Parent shall use commercially reasonable efforts to cause each benefit plan maintained by Parent or the Surviving Corporation that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA (each, a “Parent Welfare Plan”) in which any Continuing Employee is or becomes eligible to participate to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Welfare Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Benefit Plan in which such Continuing Employee was a participant immediately prior to his or her commencement of participation in such Parent Welfare Plan; provided, however, that to the extent such benefit coverage includes eligibility conditions based on periods of employment, Section 5.7(b) shall control; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Welfare Plan in satisfying any applicable co-payment or deductible requirements under such Parent Welfare Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Benefit Plan.

(d)            Parent shall cause the Surviving Corporation to assume and honor in accordance with their terms all obligations of the Company under all deferred compensation plans, agreements and arrangements, severance and separation pay plans, agreements and arrangements, and all written employment, severance, retention, incentive, change in control and termination agreements (including any change in control provisions therein) applicable to employees of the Acquired Companies and in effect immediately prior to the Effective Time, in each case that are set forth on Section 5.7(d) of the Company Disclosure Schedule.

(e)            Nothing in this Section 5.7 or elsewhere in this Agreement shall, or shall be construed to, (i) be treated as an amendment to any Company Benefit Plan or employee benefit plan of Parent or any of Parent’s Affiliates, (ii) prevent Parent or the Surviving Corporation, or any of their Affiliates, from amending or terminating any of their respective benefit plans or (iii) prevent the Surviving Corporation, Parent or any of their respective Affiliates from terminating the employment of any director, officer, employee or independent contractor of any Acquired Company (including any Continuing Employee) following the Effective Time. This Section 5.7 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.7, express or implied, shall confer upon any current or former director, officer, employee or independent contractor of any Acquired Company (including any beneficiary or dependent thereof), or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.7, and no such other Person shall be a third party beneficiary of this Section 5.7.

Section 5.8.            Indemnification; Directors’ and Officers’ Insurance.

(a)            For six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance with respect to claims arising from acts, errors or omissions that occurred at or prior to the Effective Time, including in respect of the Transactions, covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policies on terms with respect to coverage and amount substantially equivalent to and in any event no less favorable in the aggregate than those of such policies in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 5.8(a), the Surviving Corporation shall not be obligated to pay an aggregate amount for such insurance policies in excess of 300 % of the amount per annum the Company paid in its last full fiscal year prior to the date hereof (the “Current Premium”) and if such aggregate amount for such insurance policies would at any time exceed 300% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an aggregate amount for such insurance policies equal to 300% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if the Company obtains, and the Company shall use commercially reasonable efforts to obtain, prior to the Effective Time, prepaid “tail” or “runoff” policies (and Parent hereby consents to the Company obtaining such policies), which policies provide such Persons currently covered by such policies with coverage for an aggregate period of six (6) years with respect to claims arising from acts, errors or omissions that occurred at or prior to the Effective Time, including in respect of the Transactions; provided, however, that the amount paid for such prepaid policies does not exceed 300% of the Current Premium. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b)            For six (6) years after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries as of the Effective Time, as the case may be, to: (i) honor and fulfill in all respects the obligations of the Acquired Companies under the (A) Contracts listed on Section 3.8(a)(xxiii) of the Company Disclosure Schedule and (B) indemnification, expense advancement and exculpation provisions in the Company Certificate of Incorporation, Company Bylaws or comparable Organizational Documents of the Company’s Subsidiaries, in each case in effect on the date of this Agreement; and (ii) indemnify and hold harmless each Indemnified Party in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the DGCL or any other applicable Law or provided under the Company Certificate of Incorporation, Company Bylaws or comparable Organizational Documents of the Company’s Subsidiaries in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.

(c)            If the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, or if the Surviving Corporation, then, in each such case proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.8.

(d)            The provisions of this Section 5.8 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, advancement or contribution that any such individual may have under any Organizational Documents, by Contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.8 shall not be terminated or modified in such a manner as to adversely affect in any material respect the rights of any Indemnified Party unless (A) such termination or modification is required by applicable Law or (B) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be third party beneficiaries of this Section 5.8). Nothing in this Agreement, including this Section 5.8, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnity rights and other rights provided for in this Section 5.8 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.9.            Section 16 Matters. Prior to the Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the Transactions, including any dispositions of shares of Company Common Stock (including any Company Compensatory Awards) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.

Section 5.10.          Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of NYSE to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from NYSE and the deregistration of such shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

Section 5.11.          Takeover Statutes. In the event that any “control share acquisition,” “fair price,” “moratorium” or other antitakeover or similar statute or regulation becomes applicable to any of the Transactions, the Company and the Company Board shall grant such approvals and take all actions necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the Transactions.

Section 5.12.          Transaction Litigation. The Company shall as promptly as reasonably practicable notify Parent in writing of, shall keep Parent informed on a reasonably prompt basis regarding any such Transaction Litigation, and shall give Parent the opportunity to participate in the defense and settlement of, any Transaction Litigation (including by allowing Parent to offer comments or suggestions with respect to such Transaction Litigation, which the Company shall consider in good faith). The Company shall give Parent the opportunity to consult with counsel to the Company regarding the defense and settlement of any such Transaction Litigation, and in any event the Company shall not settle or compromise or agree to settle or compromise any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, and notwithstanding anything to the contrary in any Contract listed on Section 3.8(a)(xxiii) of the Company Disclosure Schedule, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation on behalf of, and to the extent such Transaction Litigation is against, the Indemnified Parties.

Section 5.13.          Payoff Letters(a). The Company shall, and shall cause each other Acquired Company to, use commercially reasonable efforts to (a) obtain from each holder of any Indebtedness, including Indebtedness with respect to the Credit Facility, relating to any Acquired Company an executed payoff letter in a customary form and providing for the settlement in full of any such Indebtedness, effective no later than immediately prior to, and subject to the occurrence of, the Closing (collectively, the “Payoff Letters”) and (b) provide Parent with a copy of such Payoff Letters at least one (1) Business Day prior to the Closing Date.

Section 5.14.          Tax Matters(a).

(a)            Other than the Tax Sharing Agreement set forth on Section 5.14(a) of the Company Disclosure Schedule, the Company shall cause any material Tax Sharing Agreement to which any Acquired Company is party (other than any Tax Sharing Agreement to which only Acquired Companies are party) to be terminated with respect to the applicable Acquired Companies on or prior to the Closing Date.

(b)            The Acquired Companies shall (i) timely file all Tax Returns required to be filed on or prior to the Closing Date (taking into account any valid extensions of time to file such Tax Returns obtained in the ordinary course of business) in a manner consistent with past practice (expect to the extent otherwise required by applicable Law or as otherwise required pursuant to this Agreement) and shall pay any Tax shown due thereon, and (ii) shall maintain their respective books and records in a manner consistent with past practice and in accordance with applicable Tax Law.

Section 5.15.          PPP Loan Actions.

(a)            During the period from the date hereof through the earlier of the Effective Time and the date of termination of this Agreement in accordance with its terms, (i) the Company shall use commercially reasonable efforts to obtain forgiveness of the PPP Loan and to resolve any requests or concerns raised by any Governmental Entities in connection with any audit regarding the PPP Loan, the application submitted by the Company to receive the PPP Loan, and forgiveness documentation submitted or maintained by the Company in respect of the PPP Loan, and shall, upon request, keep Parent reasonably informed with respect thereto, and (ii) the Company shall not, and shall cause its Subsidiaries not to, knowingly take any actions that would or would reasonably be expected to render the PPP Loan ineligible for forgiveness under applicable Laws. Prior to the Closing, the Company shall use commercially reasonable efforts to provide Parent with all information reasonably requested by Parent in connection with seeking forgiveness of the PPP Loan.

(b)            Prior to or upon the Closing Date, to the extent the PPP Loan shall not have been forgiven or paid in full, the Company shall (i) establish an interest-bearing escrow account controlled by the PPP Lender, (ii) deposit into such account funds equal to the outstanding aggregate principal of the PPP Loan and accrued interest thereon, in each case as of such time, and (iii) enter into an escrow agreement with the PPP Lender to govern the terms of such account and any payments made from the funds deposited therein, in terms and conditions that are reasonably satisfactory to Parent (it being understood that the PPP Lender’s standard terms and conditions for such escrow accounts are reasonably satisfactory to Parent).

(c)            Promptly following the date hereof (but in any event prior to the Closing), the Company shall provide the PPP Lender with notice of the Merger, and shall use its commercially reasonable efforts to obtain the consent of the PPP Lender in connection with the Merger. The Company and Parent shall coordinate and cooperate with each other in connection with any actions taken in connection with such consent. In the event that, as of the date that is one (1) Business Day prior to the anticipated Closing Date, the PPP Loan has not been forgiven or consent of the PPP Lender in connection with the Merger has not been obtained, Parent may require the Company to repay all amounts due and outstanding under the PPP Loan.

Section 5.16.          Interim Operations of Merger Sub. During the period from the date hereof through the earlier of the Effective Time or the date of termination of this Agreement, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

Article 6
CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE MERGER

Section 6.1.            Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, on or prior to the Closing, of the following conditions:

(a)            the Company Stockholder Approval shall have been obtained in accordance with applicable Law, the Company Certificate of Incorporation and the Company Bylaws;

(b)            no temporary restraining Order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Entity of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal; and

(c)            any applicable waiting period applicable to the Merger under the HSR Act shall have expired or been terminated and there shall not be in effect any voluntary agreement among Parent, Merger Sub, the Company or any of their respective Affiliates (including the Company and any of the Company Subsidiaries) and any applicable Governmental Entity pursuant to which Parent, Merger Sub, the Company or any of their Affiliates, as applicable, has agreed not to consummate the Transactions for any period of time.

Section 6.2.            Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, on or prior to the Closing, of the following conditions:

(a)            the representations and warranties of the Company set forth in (i) Section 3.5(a)(ii) shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing, (ii) Section 3.3 (other than Section 3.3(e)) shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except for de minimis inaccuracies, (iii) Section 3.1, Section 3.2, Section 3.3(e), Section 3.16, Section 3.17, Section 3.18(b), Section 3.19, Section 3.20, Section 3.21(b) and Section 3.22 that are (A) qualified as to materiality or Company Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all respects and (B) not qualified as to materiality or Company Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all material respects, in each case ((A) and (B)) as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date), and (iv) the other provisions of Article 3 shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct has not had or would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect;

(b)            the Company shall have performed and complied in all material respects with all obligations and covenants required to be performed or complied with by it at or prior to the Closing under this Agreement;

(c)            since the date of this Agreement, there shall not have occurred and not be continuing any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect; and

(d)            Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

Section 6.3.            Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, on or prior to the Closing, of the following conditions:

(a)            the representations and warranties of Parent set forth in (i) Section 4.1, Section 4.3, Section 4.4(b) and Section 4.7 that are (A) qualified as to materiality or Parent Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all respects and (B) not qualified as to materiality or Parent Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all material respects, in each case ((A) and (B)) as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date), and (ii) the other provisions of Article 4 shall be true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Parent Material Adverse Effect;

(b)            Parent and Merger Sub shall each have performed and complied in all material respects with all obligations and covenants required to be performed and complied with by them at or prior to the Closing under this Agreement; and

(c)            the Company shall have received at the Closing a certificate signed on behalf of Parent by a senior executive officer of Parent certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

Section 6.4.            Frustration of Closing Conditions. Neither Parent nor Merger Sub, on the one hand, nor the Company, on the other hand, may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Merger if such failure (or inability to be satisfied) was primarily caused by such party’s failure to comply with or perform its obligations under this Agreement.

Article 7
TERMINATION

Section 7.1.            Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of the Company, except as otherwise provided below):

(a)            by mutual written consent of the Company and Parent;

(b)            by Parent or the Company upon prior written notice to the other party, if the Closing Date has not occurred on or before August 31, 2021 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the primary cause of, or primarily resulted in, the failure of the Effective Time to have occurred on or before the End Date;

(c)            by Parent or the Company upon prior written notice to the other party, if there shall be any Law enacted after the date hereof and remaining in effect that makes the Merger illegal or that prohibits the consummation of the Merger, or any court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable Order or shall have taken any other action, in either case permanently restraining, enjoining, or otherwise prohibiting the Merger, and such Order or other action shall have become final and nonappealable; provided, however, that to the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the primary cause of, or primarily resulted in, the issuance, promulgation, enforcement or entry of any such Order;

(d)            by Parent or the Company upon prior written notice to the other party, if the Company Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholders Meeting after the same shall have concluded (taking into account any adjournment or postponement thereof in accordance with this Agreement);

(e)            by Parent, at any time prior to obtaining the Company Stockholder Approval, upon prior written notice to the Company, if the Company Board shall have effected a Change in Recommendation;

(f)            by Parent, at any time prior to obtaining the Company Stockholder Approval, upon prior written notice to the Company, if the Company shall have materially breached any of its covenants and agreements under Section 5.2;

(g)            by the Company, at any time prior to obtaining the Company Stockholder Approval, upon prior written notice to Parent, in order to accept a Superior Proposal and, immediately following such termination, enter into a binding and definitive written Alternative Acquisition Agreement with respect to such Superior Proposal; provided that the Company and the Company Board shall have complied in all material respects with the requirements set forth in Section 5.2 in connection with any actions leading to such Superior Proposal;

(h)            by Parent upon prior written notice to the Company, if a breach of any representation or warranty in Article 3 or failure to perform any covenant or obligation contained in this Agreement on the part of the Company shall have occurred such that a condition set forth in Section 6.2 would be incapable of being satisfied by the End Date; provided, however, that, for purposes of this Section 7.1(h), if such a breach is curable by the Company within twenty (20) Business Days of the date Parent gives the Company written notice of such breach and the Company is continuing to use commercially reasonable efforts to cure such breach, then Parent may not terminate this Agreement under this Section 7.1(h) on account of such breach unless such breach shall remain uncured upon the expiration of such twenty (20) Business Day period; provided, further, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(h) if either Parent or Merger Sub is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 7.1(i); or

(i)            by the Company upon prior written notice to Parent, if a breach of any representation or warranty in Article 4 or failure to perform any covenant or obligation contained in this Agreement on the part of the Parent or Merger Sub shall have occurred such that a condition set forth in Section 6.3 would be incapable of being satisfied by the End Date; provided, however, that, for purposes of this Section 7.1(i), if such a breach is curable by Parent or Merger Sub within twenty (20) Business Days of the date the Company gives Parent written notice of such breach and Parent or Merger Sub is continuing to use commercially reasonable efforts to cure such breach, then the Company may not terminate this Agreement under this Section 7.1(i) on account of such breach unless such breach shall remain uncured upon the expiration of such twenty (20) Business Day period; provided, further, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(i) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 7.1(h).

Section 7.2.            Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect without Liability of any party (or any Representative of such party) to each other party hereto; provided, however, that (a) this Section 7.2, Article 1 and the applicable definitions elsewhere in this Agreement, the last sentence of Section 5.5(a), Section 7.3 and Article 8 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve any party from any Liabilities or damages arising out of its Willful Breach or any fraud. Notwithstanding anything to the contrary contained in this Agreement, the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; provided, however that Merger Sub shall be treated as if it were a party thereto to the same extent as Parent.

Section 7.3.            Expenses; Termination Fee.

(a)            Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated. For the avoidance of doubt, Parent shall pay all filing fees payable for filings required or otherwise made pursuant to the HSR Act or any other Antitrust Laws, and the Company shall not be required to pay any fees or other payments to any Governmental Entity in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Laws in connection with the Merger or the other Transactions.

(b)            If:

(i)            (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) or Section 7.1(d), or by Parent pursuant to Section 7.1(h), (B) following the date hereof and prior to the time of the termination of this Agreement, an Acquisition Proposal shall have been publicly announced or, solely in the case of termination pursuant to Section 7.1(b) or Section 7.1(h), made to the Company or the Company Board (and, in each such case, such Acquisition Proposal shall not have been withdrawn prior to (x) the time of the termination of this Agreement pursuant to Section 7.1(b) or Section 7.1(h) or (y) the date of the Stockholders Meeting, in the case of a termination pursuant to Section 7.1(d)) and (C) within 12 months after such termination, the Company (1) consummates an Acquisition Proposal or (2) enters into a definitive agreement with respect to an Acquisition Proposal, whether or not such Acquisition Proposal is subsequently consummated (with all references to “15%” in the definition of Acquisition Proposal being treated as “50%” for purposes of this clause (C));

(ii)            this Agreement is terminated by Parent pursuant to Section 7.1(e) or Section 7.1(f);

(iii)            this Agreement is terminated by Parent or the Company pursuant to Section 7.1(d), or by the Company pursuant to Section 7.1(b), and, in each such case, at the time of such termination, Parent had the right to terminate this Agreement pursuant to Section 7.1(e) or Section 7.1(f); or

(iv)            this Agreement is terminated by the Company pursuant to Section 7.1(g),

then, in the case of each of clauses (i) through (iv), the Company shall pay to Parent (or Parent’s designee), in cash at the time specified in the next sentence, a termination fee in the amount of $12,900,000 (the “Termination Fee”). Any Termination Fee shall be paid by the Company: (I) in the case of Section 7.3(b)(i), immediately prior to or concurrently with the occurrence of either of the applicable events described in clause (C) thereof; (II) in the case of Section 7.3(b)(ii) or in the case of a termination by Parent as provided in Section 7.3(b)(iii), no later than two (2) Business Days following termination of this Agreement; (III) in the case of a termination by the Company as provided in Section 7.3(b)(iii), concurrently with such termination; and (IV) in the case of Section 7.3(b)(iv), concurrently with, and as a condition to the effectiveness of, the termination of this Agreement pursuant to Section 7.1(g).

(c)            Any Termination Fee due under Section 7.3(b) shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent. For the avoidance of doubt, the Termination Fee shall be payable only once and not in duplication even though the Termination Fee may be payable under one or more provisions hereof. In the event that Parent shall become entitled to payment of the Termination Fee, (i) the receipt of the Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Merger (and the abandonment thereof) or any matter forming the basis for such termination, and (ii) none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Legal Proceeding against the Company or any of its Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination. Notwithstanding any of the foregoing, no payment of the Termination Fee shall relieve the Company of any liability or damages resulting from or arising out of its Willful Breach or any fraud; provided that in no event shall Parent be entitled to receive both the Termination Fee pursuant to this Section 7.3 and monetary damages as a result of the Company’s Willful Breach or fraud.

(d)            The Company and Parent acknowledge and agree that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the Company and Parent would not enter into this Agreement. In the event that the Company shall fail to pay the Termination Fee when due, Parent shall be entitled to receive, and the Company shall pay to Parent (or its designee), (i) interest on such unpaid Termination Fee, commencing on the date that the Termination Fee became due, at a rate equal to the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of actual payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) and (ii) all of Parent’s costs and expenses (including reasonable attorneys’ fees, costs and expenses) in connection with any Legal Proceeding commenced by Parent to recover any portion of the amounts due pursuant to this Section 7.3, and which Legal Proceeding results in a judgment against the Company.

Article 8
MISCELLANEOUS PROVISIONS

Section 8.1.            Amendment. Any provision of this Agreement may be amended, modified, supplemented or waived prior to the Effective Time if, but only if, such amendment, modification, supplement or waiver is in writing and is signed, in the case of an amendment, modification or supplement, by each party to this Agreement (or their respective boards of directors or similar body, if required) or, in the case of a waiver, by each party against whom the waiver is to be effective (or its board of directors or similar body, if required); provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.

Section 8.2.            Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.

Section 8.3.            No Survival of Representations and Warranties. None of the representations and warranties of the Company contained in this Agreement, or contained in any certificate, schedule or document delivered pursuant to this Agreement or in connection with any of the Transactions, shall survive the Effective Time, except that the foregoing shall not relieve any party hereto from any liability or damages resulting from or arising out of its fraud in connection with the making of any such representations and warranties.

Section 8.4.            Entire Agreement. This Agreement, the other agreements referred to herein and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. Without limiting the generality of the foregoing: (a) Parent and Merger Sub acknowledge and agree that the Company has not made and is not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3 (including the Company Disclosure Schedule), that they are not relying and have not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3 (including the Company Disclosure Schedule), and that no employee, agent, advisor or other representative of the Company has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement; (b) without limiting the foregoing, Parent and Merger Sub acknowledge and agree that neither the Company nor any of its representatives has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding the Company or its Affiliates furnished or made available to Parent or Merger Sub and its representatives except as expressly set forth in this Agreement, and neither the Company nor any other Person shall be subject to any Liability to Parent or Merger Sub or any other Person resulting from the Company’s making available to Parent or Merger Sub or Parent’s or Merger Sub’s use of such information, or any information, documents or material made available to Parent or Merger Sub in any due diligence materials provided to Parent or Merger Sub, including in any “data room,” management presentations (formal or informal) or in any other form in connection with the Transactions, in each case other than in the event of fraud by such Person; (c) without limiting the foregoing, Parent and Merger Sub acknowledge and agree that the Company has not made and is not making any representations or warranties whatsoever regarding any forecasts, projections, estimates or budgets discussed with, delivered to or made available to Parent, or otherwise regarding the future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company, except to the extent expressly provided in Article 3; and (d) the Company acknowledges and agrees that Parent and Merger Sub have not made and are not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4, that it is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4, and that no employee, agent, advisor or other representative of Parent or Merger Sub has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement.

Section 8.5. Applicable Law; Jurisdiction. This Agreement is made under, and shall be construed and enforced in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of Law that would cause the application of Laws of any jurisdiction other than those of the State of Delaware. Each of the parties hereto (a) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (the “Delaware Courts”) in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, including for enforcement of any judgment, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any Delaware Court, (c) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Delaware Court and (d) shall not bring any action or proceeding arising out of or relating to this Agreement or any of the Transactions in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each of the parties hereto irrevocably agrees that, subject to any available appeal rights, any decision or Order issued by any Delaware Court shall be binding and enforceable, and irrevocably agrees to abide by any such decision or Order. Each of the parties hereto agrees that service of process in English upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 8.7.

Section 8.6. Assignability; Parties in Interest. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party without the express written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void, except that each of Parent or Merger Sub may transfer or assign its respective rights and obligations under this Agreement, in whole or from time to time in part, (a) to one or more of its Affiliates at any time or (b) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent relating to the lines of business of the Surviving Corporation, or of the assets of Merger Sub or the Surviving Corporation; provided that such transfer or assignment shall not relieve Parent or Merger Sub, as the case may be, of its respective obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, any right, benefit or remedy of any nature, except for (i) solely if the Effective Time occurs, the right of the Company’s stockholders to receive the Merger Consideration following the Effective Time in accordance with the terms of this Agreement, and the right of the holders of Company Compensatory Awards and participants in the ESPP to receive the applicable treatment pursuant to Article 2 in accordance with the terms of this Agreement, and (ii) Section 5.8 (which, from and after the Effective Time shall be for the benefit of the Indemnified Parties); provided, however, that the Company shall be entitled and have the right to pursue and recover damages (including damages based on the consideration that would have otherwise been payable to holders of the Company Common Stock or based on the loss of market value or decline in stock price of the Company) in the name of and on behalf of its stockholders to the extent the same arise out or result from Parent’s Willful Breach or any fraud by Parent, which right is hereby acknowledged and agreed to by Parent and Merger Sub.

Section 8.7. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt or otherwise on the next succeeding business day in the place of receipt:

if to Parent, Merger Sub or the Surviving Corporation, to:

Graham Holdings Company
1300 North 17th Street

17th Floor
Arlington, VA 22209
Attention: Senior Vice President and General Counsel

E-mail: [omitted]

with a copy to (which shall not constitute notice) to:

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001-4956

Attention:	Paul V. Rogers
Jack S. Bodner
E-mail:	progers@cov.com
jbodner@cov.com

if to the Company (prior to the Merger), to:

Leaf Group Ltd.
1655 26th Street

Santa Monica, CA 90404
Attention: Executive Vice President and General Counsel

E-mail: [omitted]

with a copy to (which shall not constitute notice):

Goodwin Procter LLP
100 Northern Avenue

Boston, MA 02210

Attention:	Joseph L. Johnson III
Andrew H. Goodman
E-mail:	jjohnson@goodwinlaw.com
agoodman@goodwinlaw.com

or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto pursuant to this Section 8.7.

Section 8.8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 8.9. Obligation of Parent. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other Transactions. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the Transactions, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 8.9 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.

Section 8.10. Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at Law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at Law or in equity (subject to the limitations set forth in this Agreement). The parties hereto further agree that (a) by seeking the remedies provided for in this Section 8.10, a party shall not in any respect waive its right to seek any other form of relief to the extent such other relief may be available to a party pursuant to this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.10 are not available or otherwise are not granted, and (b) nothing set forth in this Section 8.10 shall require any party hereto to institute any Legal Proceeding for (or limit any party’s right to institute any Legal Proceeding for) specific performance under this Section 8.10 prior or as a condition to exercising any termination right under Article 7 (and, to the extent permitted by this Agreement, pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 8.10 or anything set forth in this Section 8.10 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 7 or pursue any other remedies under this Agreement that may be available at any time.

Section 8.11. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.12. Counterparts. This Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

Leaf Group Ltd. a Delaware corporation

By:	/s/ Sean Moriarty
Name: Sean Moriarty
Title: Chief Executive Officer

Graham Holdings Company a Delaware corporation

By:	/s/ Jacob Maas
Name: Jacob Maas
Title: SVP, Planning and Development

Pacifica Merger Sub, Inc. a Delaware corporation

By:	/s/ Jacob Maas
Name: Jacob Maas
Title: Vice President

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

LEAF GROUP LTD.

ARTICLE I

NAME

The name of the Corporation is Leaf Group Ltd. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock that the Corporation shall have authority to issue is 100,000 shares, which shall be shares of common stock with the par value of $0.0001 each.

ARTICLE V

RESERVATION OF RIGHT TO AMEND BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation to the fullest extent permitted by the provisions of the DGCL.

ARTICLE VI

ELECTION OF DIRECTORS

The election of directors need not be conducted by written ballot except and to the extent provided in the bylaws of the Corporation.

ARTICLE VII

LIMITATION ON LIABILITY

To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal, modification or amendment of the provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of this Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal, modification or amendment.

ARTICLE VIII

RESERVATION OF RIGHT TO AMEND
CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, restate, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by law and all the provisions of this Certificate of Incorporation and all rights, preferences, privileges and powers conferred in this Certificate of Incorporation on stockholders, directors, officers or any other persons are subject to the rights reserved in this Article VIII.

ARTICLE IX

INDEMNIFICATION

A. To the maximum extent permitted by the DGCL or any other law of the State of Delaware, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

B. The Corporation may indemnify and advance expenses, to the fullest extent permitted by law, to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that the person, the person’s testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

C. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

EXHIBIT B

BYLAWS OF SURVIVING CORPORATION

SECOND AMENDED AND RESTATED

BYLAWS

OF

LEAF GROUP LTD. (the “Corporation”)

a Delaware Corporation

TABLE OF CONTENTS

i

ii

SECOND AMENDED AND RESTATED

BYLAWS

OF

LEAF GROUP LTD.

a Delaware Corporation

ARTICLE I

OFFICES

Section 1.               Registered Office. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The registered agent of the Corporation at such address is The Corporation Trust Company.

Section 2.              Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.               Place of Meeting. All meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors or stated in the notice of the meeting or duly executed waivers thereof. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication as authorized by Section 211 of the Delaware General Corporation Law, as amended (the “DGCL”).

Section 2.               Annual Meetings. If required by applicable law, an annual meeting of stockholders for the election of directors and the transaction of other business specified in the notice of meeting shall be held once each year on any day, and such day shall be designated by the board of directors and stated in the notice of the meeting.

Section 3.               Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

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Section 4.              Stockholder List. The officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders shall also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to which stockholders are entitled to examine the list of stockholders required by this Section 4 or to vote in person or by proxy at any meeting of stockholders.

Section 5.              Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6.              Notice of Special Meetings. Written notice of a special meeting stating the place, if any, date and hour of the meeting, or the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 7.              Special Meeting Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.              Quorum; Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If the adjournment is for less than thirty days and if after the adjournment a new record date is not fixed for the adjourned meeting, a notice of the adjourned meeting shall not be given, except as required by resolution of the board of directors.

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Section 9.               Required Vote. When a quorum is present or represented by proxy at any meeting of stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question other than the election of directors brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at any meeting at which stockholders may vote for the election of directors.

Section 10.             Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 11.             Organization. Meetings of stockholders shall be presided over by the Chairman of the board of directors, if any, or in his or her absence by the President, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 12.             Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 13.             Action Without Meeting.

(a)            Any action required by law or these bylaws to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

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(b)            An electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a person or persons authorized to act for a stockholder, shall be deemed to be written, signed and dated for purposes of this Section 13, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder, or by a person or persons authorized to act for the stockholder, and (ii) the date on which such stockholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

(c)            Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

DIRECTORS

Section 1.               General Authority. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders or other person or persons.

Section 2.               Number and Election. The number of directors which shall constitute the initial board of directors shall be two (2). The number of directors which shall constitute all subsequent boards of directors shall be specified by resolution of the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article III and except that the initial directors of the Corporation shall be elected by the Incorporator of the Corporation, as set forth in the Certificate of Incorporation, and each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders.

Section 3.               Vacancies and Newly Created Directorships. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

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Section 4.               Regular Meetings. Regular meetings of the board of directors may be held at such places within or without the State of Delaware and at such times as the board of directors may from time to time determine.

Section 5.               Special Meetings. Special meetings of the board of directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the board of directors.

Section 6.              Notice of Meetings. The Secretary or other person or persons calling a meeting shall give notice by mail or confirmed facsimile or electronic transmission at least three days before the meeting, or by telephone at least twenty-four hours before the meeting. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in this notice of such meeting. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a director at the meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.               Quorum; Required Vote; Adjourned Meetings. At all meetings of the board of directors or any committee thereof, a majority of directors or committee members shall constitute a quorum for the transaction of business. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the board of directors or committee, as the case may be, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In the event that the board of directors or any committee thereof is composed of an even number of persons, a majority means one-half of the number of such persons plus one.

Section 8.               Action Without Meetings; Telephone Meeting.

(a)            Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee, as applicable.

(b)            Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or any committee thereof may participate in a meeting of the board of directors or such committee by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

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Section 9.              Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such member or members as may be determined from time to time by resolution adopted by the board of directors. Any such committee, to the extent provided in the resolution of the board of directors and to the extent permitted under applicable statutory provisions, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 10.            Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 11.            Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 12.            Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13.            Removal. Any director or the entire board of directors may be removed, at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as may be provided by statute or the certificate of incorporation.

ARTICLE IV

NOTICES

Section 1.              General; Electronic Transmission.

(a)            Whenever, under the provisions of statute or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall be construed to mean written notice by (i) personal delivery or by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or (ii) by electronic transmission as set forth below. Notice to directors may also be given by telephone or electronic transmission.

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(b)            Without limiting the manner by which notice otherwise may be given effectively to the stockholders, any notice given by the Corporation to the stockholders shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Corporation’s Secretary, an Assistant Secretary, transfer agent or other person responsible for giving such notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice, (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (4) if by any other form of electronic transmission, when directed to the stockholder.

Section 2.               Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE V

OFFICERS

Section 1.               Officers; Election; Resignation; Removal; Vacancies; Salaries. The board of directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the board of directors and a Vice Chairman of the board of directors from among its members. The board of directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the board of directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The board of directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors. The salaries of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the board of directors.

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Section 2.              Execution of Documents. All deeds, mortgages, bonds, contracts, and other instruments may be executed on behalf of the Corporation by the President or by any other person or persons designated from time to time by the board of directors or the President, unless such power is restricted by board resolution.

Section 3.              Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors. The board of directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 1.              Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Article VI, Section 4, the Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized in the specific case by the board of directors.

Section 2.              Indemnification of Others. The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

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Section 3.              Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however , that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article VI or otherwise.

Section 4.              Determination; Claim. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 5.              Indemnification Contracts. The board of directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the board of directors so determines, greater than, those provided for in this Article VI.

Section 6.              Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.              Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 8.              Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 9.              Continuation of Indemnification. The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article VI shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

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Section 10.            Amendment or Repeal. The provisions of this Article VI shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VI the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article VI are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

ARTICLE VII

CERTIFICATES OF STOCK

Section 1.              General. The shares of the Corporation shall be represented by certificates; provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the board of directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 2.              Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares in compliance with the requirements of Section 8-401 of Title 6 of the Delaware Code Annotated, as amended, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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Section 3.               Lost or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 4.               Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not precede nor be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors; and (c) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 5.               Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

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ARTICLE VIII

INTERESTED OFFICERS OR DIRECTORS

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(a)            the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(b)            the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)            the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorized the contract or transaction.

ARTICLE IX

GENERAL PROVISIONS

Section 1.               Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting, or by written consent, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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Section 2.               Voting Securities of Other Corporations. The President or such other officers or agents of the Corporation as he or she shall designate shall have the authority to vote on behalf of the Corporation the securities of any other corporation, which are owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies for such purpose.

Section 3.               Fiscal Year. The fiscal year of the Corporation shall be as determined by the board of directors.

Section 4.               Seal. The corporate seal, if any, shall be in such form as the board of directors shall determine.

ARTICLE X

AMENDMENTS

These bylaws may be altered or repealed by a majority vote of the stock outstanding or by resolution adopted by a majority vote of the board of directors.

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Exhibit 10.1

Leaf group ltd.

RETENTION PLAN

1.             Purpose. Leaf Group Ltd. (the “Company”) considers it essential to the best interests of its stockholders to induce certain officers and employees to continue their employment with the Company and to encourage such individuals to exert their best efforts toward the completion of the Change in Control (as defined below). Therefore, the Board of Directors of the Company (the “Board”) has determined that the Leaf Group Ltd. Retention Plan (the “Plan”) should be adopted to reinforce the continued attention and dedication of the officers and employees who are selected to participate in the Plan (each, a “Covered Participant” collectively, the “Covered Participants”) to their assigned duties without distraction arising from the Change in Control. Nothing in this Plan shall be construed as creating an express or implied contract of employment. This Plan is effective as of April 3, 2021.

2.             Definitions. The following terms are defined as set forth below:

(a)           “Administrator” means the Board.

(b)           “Agreement” means an award agreement issued under the Plan substantially similar to the form attached hereto as Exhibit A.

(c)           “Bonus” means the amount set forth in the Covered Participant’s Agreement, provided that the total amount of Bonuses awarded under the Plan shall not exceed the Bonus Pool.

(d)           “Bonus Pool” means $2,750,000.

(e)           “Cause” shall mean, with respect to any Covered Participant, “Cause” as defined in such Covered Participant’s employment agreement or offer letter with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (i) Covered Participant’s material breach of an agreement with the Company related to confidential information, trade secrets or intellectual property; (ii) Covered Participant’s conviction, indictment for, or the entry of a plea of guilty or nolo contendere by Covered Participant to, a felony under the laws of the United States or any state thereof or other foreign jurisdiction or any crime involving dishonesty or moral turpitude; (iii) Covered Participant’s gross negligence or willful misconduct or Covered Participant’s willful or repeated failure or refusal to substantially perform assigned duties; or (iv) Covered Participant’s material violation of the Company’s code of business conduct and ethics or a written employment policy which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any Subsidiary of the Company.

(f)            “CEO” means the Chief Executive Officer of the Company.

(g)           “Change in Control” means the closing of the merger contemplated by that certain Agreement and Plan of Merger by and among Graham Holdings Company, a Delaware corporation, the Company and certain other parties, dated April 3, 2021 (the “Merger Agreement”).

(h)           “Code” means the Internal Revenue Code of 1986, as amended.

(i)            “Compensation Committee” means the compensation committee of the Board.

(j)            “Officer” means an executive officer, as defined by Rule 3b-7 of the Securities Exchange Act of 1934, as amended, of the Company.

(k)           “Subsidiary” means any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing 50% or more of the total combined voting power of such entity.

3.             Covered Participants.

(a)           The Administrator has delegated to the Compensation Committee and the CEO the discretionary authority to select certain Officers and employees of the Company to be Covered Participants, subject to the terms and conditions of the Plan including the maximum Bonus Pool, as follows:

(i)            The Compensation Committee shall select and designate any Officers to be Covered Participants and determine the Bonus amount to be awarded to each such Officer.

(ii)           The CEO shall select and designate any employees (who are not Officers) to be Covered Participants and determine the Bonus amount to be awarded to each such employee.

(iii)          After an Officer or other employee has been so designated, the Administrator shall provide them with an Agreement in the form attached as Exhibit A hereto.

(b)           Once a Covered Participant has been granted a Bonus and signed an Agreement, the Administrator may not decrease such Bonus without his or her written consent. Notwithstanding the foregoing, if a Covered Participant’s service with the Company terminates and in connection therewith such Covered Participant forfeits his or her Bonus, the Administrator may reallocate such Covered Participant’s Bonus.

4.             Administration. The Administrator shall have the discretionary power to interpret the provisions of this Plan and make all decisions and exercise all rights of the Company with respect to the Plan. The Administrator shall have final authority to determine, in its sole discretion, the amount of any Bonus hereunder and amounts to be paid or allocated to Covered Participants hereunder and shall also have the exclusive discretionary authority to make all other determinations including, without limitation, the interpretation and construction of the Plan and the determination of relevant facts, regarding the entitlement to benefits hereunder and the amount of benefits to be paid from the Plan.

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5.             Determination of Bonus Pool; Payment of Bonuses.

(a)           In connection with the adoption of the Plan, the Company shall establish and the Administrator shall approve the Bonus Pool.

(b)           Once a Covered Participant has been granted a bonus pursuant to Section 3,  he or she must sign an Agreement and (i) continue to be employed by the Company on the date of the consummation of the Change in Control or the termination of the Merger Agreement (the “Merger Termination”) or (ii) had his or her employment terminated by the Company without Cause prior to such Change in Control or Merger Termination.

(c)           Subject to the terms and conditions in this Plan, the Bonus shall be paid to a Covered Participant in cash in a lump sum on the date of the first to occur of (i) the Change in Control; (ii) the Covered Participant’s termination of employment without Cause; or (iii) the termination of the Merger Agreement.

6.             Additional Limitation.

(a)           Anything in this Plan to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, calculated in a manner consistent with Section 280G of the Code and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which you become subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in you receiving a higher After Tax Amount (as defined below) than you would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b)           For purposes of this Section 6(b), the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on you as a result of your receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

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(c)           The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and you. Any determination by the Accounting Firm shall be binding upon the Company and you.

7.             Section 409A. The provisions regarding all payments to be made hereunder shall be interpreted in such a manner that all such payments either comply with Section 409A of the Code or are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code. To the extent that any amounts payable hereunder are determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, such amounts shall be subject to such additional rules and requirements as specified by the Board from time to time in order to comply with Section 409A of the Code and the settlement of any such amounts may not be accelerated or delayed except to the extent permitted by Section 409A of the Code. The Company makes no representation or warranty and shall have no liability to any Covered Participant or any other person if any payments under any provisions of this Plan are determined to constitute deferred compensation under Section 409A of the Code that are subject to the 20 percent tax under Section 409A of the Code.

8.             Miscellaneous.

(a)           Amendment and Termination. Except as otherwise provided herein, the Administrator reserves the right to amend the Plan at any time in its sole discretion provided, however, that no such amendment shall adversely affect the then-existing rights of Covered Participant with regard to the Plan (including without limitation his or her rights to a previously allocated Bonus ) absent his or her written consent. This Plan, and any rights granted hereunder, shall terminate on the date all amounts to be paid to Covered Participants hereunder are paid following the Change in Control.

(b)           No Contract for Continuing Services. This Plan shall not be construed as creating any contract for continued services between the Company or any of its Subsidiaries and Covered Participant and nothing herein contained shall give Covered Participant the right to be retained as an employee or other service provider of the Company or any of its Subsidiaries. Nothing in this Plan shall change the “at will” nature of Covered Participant’s service to the Company.

(c)           No Transfers. Covered Participant’s rights in an interest under the Plan may not be assigned or transferred.

(d)           Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or separate fund. Likewise, the Plan shall not establish any fiduciary relationship between the Company or any of Subsidiaries or affiliates and Covered Participant. To the extent that Covered Participant holds any rights by virtue of an award under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or any of its Subsidiaries.

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(e)           Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws of such state.

(f)            Tax Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld with respect to such payments.

(g)           Effect on Other Plans. Nothing in this Plan shall be construed to limit the rights of Covered Participants under the Company’s benefit plans, programs or policies.

(h)           Benefits and Burdens. This Plan shall inure to the benefit of and be binding upon the Company and Covered Participants, their respective successors, executors, administrators, heirs and permitted assigns.

(i)             Enforceability. If any portion or provision of this Plan shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

(j)            Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

(k)           Notices. Any notices, requests, demands, and other communications provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to Covered Participant at the last address Covered Participant has filed in writing with the Company, or to the Company at their main office, attention of the Board.

(l)            Obligations of Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will use its reasonable efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

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Exhibit 10.2

EXHIBIT A

LEAF GROUP LTD.

RETENTION PLAN

AWARD LETTER

Date: [•]

[Insert Name of Participant]

[Insert Address]

[Insert City, State, Zip Code]

Dear [Insert Name of Participant]:

Leaf Group, Ltd. (the “Company”) is pleased to inform you that you are eligible for a retention bonus under the Leaf Group Ltd. Retention Plan (the “Plan”). Subject to and in accordance with the terms of the Plan and this Agreement, you shall be eligible for a Bonus of $________ (the “Bonus”). Capitalized terms not defined herein shall have such meaning as ascribed to them under the Plan.

1.             Payment of Bonus. To be eligible to receive the Bonus hereunder, you must (A): (i) be employed by the Company on the date of the consummation of the Change in Control or the termination of the Merger Agreement (the “Merger Termination”) or (ii) had your employment terminated by the Company without Cause prior to such Change in Control or Merger Termination and (B) sign such documents as may be required by the Company, including, without limitation, any such agreements as required by the Plan.

2.             Other Terms.

(a)           Amendment and Termination. The Agreement may only be amended by a written instrument executed by the Company and you. This Agreement, and any rights granted hereunder, shall terminate on the date all amounts to be paid to you hereunder are paid.

(b)           No Contract for Continuing Services. This Agreement shall not be construed as creating any contract for continued services between you and the Company or any of its Subsidiaries and nothing herein contained shall create and express or implied contract of employment. Nothing in this Agreement shall change the “at will” nature of your employment with the Company.

A-1

(c)           Governing Law. The Agreement shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws of such state.

(d)           Tax Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld with respect to such payments.

(e)           Section 409A. The provisions regarding all payments to be made hereunder shall be interpreted in such a manner that any such payments are exempt from the requirements of Section 409A of the Code, as “short-term deferrals” as described in Section 409A of the Code.

(f)            Integration. This Agreement constitutes the entire agreement between the Company and you concerning the subject matter hereof and supersedes any written or oral agreement between such parties concerning such subject matter.

(g)           Benefits and Burdens. This Agreement shall inure to the benefit of and be binding upon the Company and you, and their and your respective successors, executors, administrators, heirs and permitted assigns.

(h)           Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(i)            Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

(j)            Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to you at the last address you filed in writing with the Company, or to the Company at its main office, attention of the Board.

[SIGNATURE PAGE FOLLOWS]

A-2

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

LEAF GROUP LTD.

By:

Name:
Title:

[Covered Participant]

[Signature Page to Agreement]

Exhibit 99.1

Execution Version

VOTING AND SUPPORT AGREEMENT

among

GRAHAM HOLDINGS COMPANY

and

CERTAIN STOCKHOLDERS OF LEAF GROUP LTD.

Dated as of

April 3, 2021

VOTING AND SUPPORT AGREEMENT dated as of April 3, 2021 (this “Agreement”), among Graham Holdings Company, a Delaware corporation (“Parent”), and each of the individuals listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

Introduction

WHEREAS, each Stockholder is, as of the date hereof, the record and beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of the number of the shares of Company Common Stock (“Shares”), as set forth opposite the name of such Stockholder on Schedule I hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Pacifica Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Leaf Group Ltd., a Delaware corporation (the “Company”) are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent upon the terms and subject to the conditions set forth therein; and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement with respect to the Subject Shares (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
VOTING AGREEMENT

SECTION 1.01           Voting Agreement. (a) During the Agreement Period (as defined below), each Stockholder hereby agrees that, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Shares, however called (each, a “Stockholders Meeting”), and in connection with any written consent of the holders of the Shares, such Stockholder shall appear at such meeting or otherwise cause all of such Stockholder’s Subject Shares to be counted as present thereat for purposes of calculating a quorum and vote (or cause to be voted) or, if applicable, deliver (or caused to be delivered) a written consent with respect to all of such Stockholder’s Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote or action by written consent:

(i)         in favor of (A) the adoption of the Merger Agreement, the Merger and the approval of all agreements related to the Merger and any actions related thereto; and (B) without limitation of the preceding clause (A), the approval of any proposal to adjourn or postpone the Stockholders Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Stockholders Meeting is held; and

(ii)       against (A) any Acquisition Proposal or any Alternative Acquisition Agreement related to such Acquisition Proposal; (B) any election of new directors to the Company Board, other than nominees to the Company Board who are serving as directors of the Company on the date hereof or who are nominated for election by a majority of the Company Board, or as otherwise provided in the Merger Agreement; (C) any action, proposal, transaction or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty of such Stockholder under this Agreement or of the Company under the Merger Agreement; (D) each of the following actions (other than the transactions contemplated by the Merger Agreement): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, (II) any sale, lease, license or other transfer of a material amount of the assets of the Company or any of its Subsidiaries, taken as a whole, and (III) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; and (E) any corporate action the consummation of which would reasonably be expected to prevent or materially impair or delay the consummation of the Merger prior to the End Date.

(b)          Subject to Section 3.02(b), each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right to consent with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 1.01(a) that are at any time or from time to time presented for consideration to the holders of the Shares generally.

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ARTICLE 2
REPRESENTATIONS AND WARRANTIES

SECTION 2.01          Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to Parent as follows (it being understood that, except where expressly stated to be given or made as of the date hereof only, the representations and warranties contained in this Section 2.01 shall be made as of the date hereof and as of the date of each Stockholders Meeting):

(a)            Authorization. Such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. If such Stockholder is a married individual, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse (including pursuant to Section 3.07) and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

(b)          No Conflict. (i) Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A)  assuming that each of the filings referred to in Section 2.01(b)(ii) are made, contravene, conflict with or result in any violation or breach of any provision of any applicable Law, (B) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any provision of any Contract binding on such Stockholder or (C) result in the creation or imposition of any Lien upon such Stockholder’s Subject Shares, other than, in the case of clauses (A) and (B), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform his or her obligations under this Agreement.

(ii)      Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal or any foreign securities Laws and the rules and requirements of the NYSE, and (B) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform his or her obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution, delivery or performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(c)          Ownership of Subject Shares. As of the date hereof, such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Law) is, and (except with respect to any Subject Shares Transferred (as defined below) in accordance with Section 3.02) at all times during the Agreement Period will be, the record and beneficial owner of such Shares as set forth opposite the name of such Stockholder on Schedule I hereto (together with any Shares or other Company Securities that may become subject to this Agreement as provided in Section 3.04, including pursuant to any exercise of Company Options or vesting of any Company RSU Awards, the “Subject Shares”) free and clear of any Liens and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer (as defined below) under the Securities Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of such Stockholder are the only Shares beneficially owned by such Stockholder on the date hereof. Other than as set forth on Schedule I, such Stockholder does not beneficially own any (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, or (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company.

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(d)           Proxy. Except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares on the date hereof. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.

(e)           Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Legal Proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of his or her properties, assets or Affiliates (including such Stockholder’s Subject Shares) that could reasonably be expected to impair the ability of such Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)            Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(g)           Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

SECTION 2.02           Representations and Warranties of Parent. Parent hereby represents and warrants, as of the date hereof and as of the date of each Stockholders Meeting, to the Stockholders as follows:

(a)           Organization. Parent has been duly organized, is validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its jurisdiction of organization.

(b)           Authorization. Parent has the requisite authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Stockholders, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its respective terms, subject in each case to the Bankruptcy and Equity Exception.

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ARTICLE 3
CERTAIN COVENANTS

SECTION 3.01           No Solicitation. Without limiting and subject to the provisions of Section 4.18, during the Agreement Period, each Stockholder agrees that he or she will not, directly or indirectly, take any action or omit to take any action that the Company is not permitted to take or omit to take pursuant to Section 5.2 of the Merger Agreement.

SECTION 3.02           No Proxies for or Liens on Subject Shares. (a) Except pursuant to the terms of this Agreement, including Section 3.02(b), during the Agreement Period, no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement with respect to the voting of any Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of Law, or limit his or her right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares (any transaction described in this clause (ii), a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares, or (iv) otherwise permit any Liens to be created on any Subject Shares. Any Transfer or attempted Transfer of Subject Shares or any interest therein in violation of this Section 3.02 shall be null and void. Each Stockholder further agrees to authorize and request the Company to notify the Company’s transfer agent that during the Agreement Period there is a stop transfer order with respect to all of such Stockholder’s Subject Shares and that this Agreement places limits on the voting and Transfer of such Subject Shares.

(b)          Notwithstanding anything in this Agreement, including Section 3.02(a) to the contrary, any Stockholder may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family, (ii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (iii) upon the death of such Stockholder, (iv) by will, divorce decree, intestacy or other similar law, (v) to effect a cashless exercise for the primary purpose of paying the exercise price of Company Options or to cover Tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Company Options, (vi) for the net settlement of Company RSU Awards settled in Subject Shares (to pay any Tax withholding obligations) or for receipt upon settlement of Company RSU Awards, and the sale of a sufficient number of such Subject Shares acquired upon settlement of such securities as would generate sales proceeds sufficient to pay the aggregate Taxes payable by the Stockholder as a result of such settlement, and (vii) pursuant to a Rule 10b5-1 trading plan in effect as of the date hereof; provided that any such Transfer referred to in this Section 3.02(b) (other than in the case of clauses (v), (vi) and (vii)) shall be permitted only if the applicable transferee agrees in writing to be bound by the terms of this Agreement.

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SECTION 3.03          Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent or the Company of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent or the Company reasonably determines is required to be disclosed by applicable Law in any press release, any schedules and documents filed by Parent or the Company with the SEC or any other disclosure document in connection with the transactions contemplated by the Merger Agreement, and (b) agrees promptly to give to Parent (or the Company, if so directed by Parent) any information related to such Stockholder that Parent or the Company may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees promptly to notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes each Stockholder to make such disclosure or filings to the extent required by the SEC or the NYSE.

SECTION 3.04          Additional Subject Shares. In the event that, during the Agreement Period, a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Company Securities with voting rights, or any other voting interest with respect to the Company, such Company Securities and voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Subject Shares set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly. During the Agreement Period, each Stockholder shall promptly notify Parent of any such event.

SECTION 3.05          Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such Shares may be changed or exchanged.

SECTION 3.06          Waiver of Appraisal Rights and Actions. Each Stockholder hereby (a) irrevocably waives and agrees not to exercise any and all rights such Stockholder may have as to appraisal, dissent or any similar or related matter with respect to any of such Stockholder’s Subject Shares that may arise with respect to the Merger or any of the other transactions contemplated by the Merger Agreement and (b) agrees (i) not to commence or participate in, and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the other transactions contemplated thereby.

SECTION 3.07           Spousal Consent. If Stockholder is a married individual and any of the Subject Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Exhibit A.

SECTION 3.08          Further Assurances. Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.

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ARTICLE 4
MISCELLANEOUS

SECTION 4.01          Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (the period from the date hereof through such earlier time being referred to as the “Agreement Period”): (a) the Effective Time; (b) the termination of this Agreement by written notice from Parent to the Stockholders; (c) the termination of the Merger Agreement in accordance with its terms; and (d) with respect to a particular Stockholder, the termination of this Agreement by such Stockholder upon the entry by the Company without the prior written consent of such Stockholder into any amendment, waiver or modification of the Merger Agreement that results in (x) a change to the form of consideration to be paid thereunder or (y) a decrease in the Merger Consideration; provided that (i) this Section 4.01, Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.13, Section 4.16, Section 4.17 and Section 4.18 shall survive such termination, and (ii) upon termination of this Agreement, all obligations of the parties hereunder will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, further, that the termination of this Agreement shall not relieve any party from liability arising from fraud or any willful and intentional breach prior to such termination. For clarity, this Agreement shall not terminate upon a Change in Recommendation (pursuant to Section 5.2 of the Merger Agreement) unless the Merger Agreement is terminated in accordance with its terms.

SECTION 4.02          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

SECTION 4.03         Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

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SECTION 4.04         Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt or otherwise on the next succeeding Business Day in the place of receipt:

if to Parent, to:

Graham Holdings Company
1300 North 17th Street
17th Floor
Arlington, VA 22209
Attention: Senior Vice President and General Counsel
E-mail: [omitted]

with a copy (which shall not constitute notice) to:

Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001-4956
Attention:	Paul V. Rogers
Jack S. Bodner
E-mail:	progers@cov.com
jbodner@cov.com

if to a Stockholder, to his or her address set forth on such Stockholder’s signature page hereto, with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:	Joseph L. Johnson III
Andrew H. Goodman
E-mail:	jjohnson@goodwinlaw.com
agoodman@goodwinlaw.com

or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto pursuant to this Section 4.04.

SECTION 4.05         Amendment; Waiver. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise thereof shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

SECTION 4.06         Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the transactions are consummated.

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SECTION 4.07          Binding Effect; Benefit; Assignment.

(a)           The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b)           No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of each other party hereto, except that Parent may transfer or assign its respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve Parent of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent.

SECTION 4.08          Governing Law. This Agreement is made under, and shall be construed and enforced in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of Law that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

SECTION 4.09          Jurisdiction. Each of the parties hereto (a) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (the “Delaware Courts”) in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, including for enforcement of any judgment, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any Delaware Court, (c) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Delaware Court and (d) shall not bring any action or proceeding arising out of or relating to this Agreement or any of the Transactions in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each of the parties hereto irrevocably agrees that, subject to any available appeal rights, any decision or Order issued by any Delaware Court shall be binding and enforceable, and irrevocably agrees to abide by any such decision or Order. Without limiting the foregoing, each party agrees that service of process in English upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 4.04.

SECTION 4.10         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 4.11          Counterparts; Effectiveness. This Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

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SECTION 4.12          Entire Agreement. This Agreement (including the Schedules hereto), together with the Merger Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof and thereof.

SECTION 4.13          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

SECTION 4.14          Specific Performance. The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at Law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at Law or in equity.

SECTION 4.15          No Third Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder.

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SECTION 4.16          Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the time zone where such thing, occurrence or event shall take place.

SECTION 4.17          No Presumption. Each of the parties hereto agrees that he, she or it has had the opportunity to review this Agreement with counsel of his, her or its own choosing and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

SECTION 4.18          Obligations; Stockholder Capacity. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each Stockholder is signing and entering this Agreement solely in his or her capacity as the beneficial owner of such Stockholder’s Subject Shares, and not in such Stockholder’s capacity as a director or officer of the Company or any of the Company’s Subsidiaries, or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust, if applicable. Subject to the terms of the Merger Agreement, nothing in this Agreement shall (or shall require any Stockholder to attempt to) limit or restrict a director or officer of the Company in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement solely in his or her capacity as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent, or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

SECTION 4.19          No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract, agreement, arrangement or understanding between Parent and any Stockholder unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by Parent and such Stockholder.

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[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement or caused this Agreement to be executed on its behalf by its duly authorized officers, as applicable, as of the day and year first above written.

GRAHAM HOLDINGS COMPANY
a Delaware corporation

By:
Name:
Title:

[Signature page to Voting and Support Agreement]

[NAME OF STOCKHOLDER]

Address:

Attention:
Facsimile:
Email:

[Signature page to Voting and Support Agreement]

EXHIBIT A

CONSENT OF SPOUSE

In consideration of the execution of that certain Voting and Support Agreement, (the “Voting Agreement”), dated as of April 3, 2021, by and among Graham Holdings Company, a Delaware corporation (“Parent”), and each of the individuals listed on the signature pages thereto, including [•] (the “Stockholder”), I, the undersigned, spouse of the Stockholder, have been given a copy of, and have had an opportunity to review, the Voting Agreement and clearly understand the provisions contained therein.

I hereby approve the Voting Agreement and appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Voting Agreement. I agree to be bound by and accept the provisions of the Voting Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Subject Shares (as defined in the Voting Agreement) held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of the Voting Agreement.

(Signature)

Name:
(Please Print)

Dated:

Exhibit 99.2

Leaf Group to be Acquired by Graham Holdings Company for $8.50 Per Share in All-Cash Transaction Valued at $323 Million

Delivers Significant, Immediate Cash Premium of Approximately 21% to Leaf Group Shareholders

SANTA MONICA, Calif. – (GLOBE NEWSWIRE) – April 5, 2021 – Leaf Group Ltd. (NYSE: LEAF) (“Leaf Group” or the “Company”), a diversified consumer internet company, today announced that it has entered into a definitive merger agreement with Graham Holdings Company (NYSE: GHC) (“Graham Holdings”), a diversified education and media company, under which Graham Holdings will acquire all of the outstanding shares of common stock of Leaf Group for $8.50 per share in an all-cash transaction valued at approximately $323 million.

The price per share to be paid in the transaction, which was unanimously approved by the Leaf Group Board of Directors, represents a premium of approximately 21% to the closing price of Leaf Group common stock on April 1, 2021, the last trading day prior to the transaction announcement, and a premium of approximately 35% to the 90-day volume weighted average trading price of $6.30 per share.

On February 9, 2021, the Leaf Group Board of Directors received a written proposal from Graham Holdings to acquire Leaf Group for $8.50 per share in cash. Following the Leaf Group’s receipt of Graham Holdings’ offer, in order to maximize shareholder value, Moorgate Securities LLC, at the Board’s direction, contacted ten additional financial and strategic buyers about their interest in acquiring Leaf Group. Six of these parties entered into confidentiality agreements with Leaf Group and conducted due diligence but no party submitted a competing offer. After an independent review of the alternatives available, including the value creation opportunity through continued execution of Leaf Group’s strategic plan, the Leaf Group Board of Directors unanimously determined that the all-cash premium transaction with Graham Holdings for $8.50 per share in cash maximizes value for Leaf Group shareholders.

Deborah Benton, Chair of Leaf Group’s Board of Directors, said, “Through this transaction, we are pleased to maximize value and deliver a significant, immediate cash premium to Leaf Group’s shareholders. After thoroughly reviewing the strategic alternatives available to Leaf Group, the Board of Directors concluded that this all-cash premium transaction with Graham Holdings achieved the Board’s long-term objective of fully recognizing the value of the business and delivers immediate and substantial cash value to our shareholders.”

Sean Moriarty, Chief Executive Officer of Leaf Group, said, “We could not be more pleased to be joining forces with an organization with such a rich history and shared commitment to excellence. Together, we look forward to continuing to build on the strong momentum Leaf Group generated over the past year, with the additional resources and expertise of Graham Holdings helping us further grow the reach of our young brands and innovate for our customers, creators and audiences.”

Timothy J. O’Shaughnessy, Chief Executive Officer of Graham Holdings, said, "At Graham Holdings, we look for businesses that can prosper under our ownership and Leaf Group's collection of marketplace and media brands make for a growing company that can do just that. We're thrilled to partner with Sean and his team and look forward to driving profitable growth at Leaf Group."

Following the transaction, it is anticipated that Sean Moriarty, Chief Executive Officer of Leaf Group, and other key members of Leaf Group’s senior management team will continue in their roles. Upon completion of the acquisition, Leaf Group will become a wholly-owned subsidiary of Graham Holdings.

Approvals and Timing

The transaction, which is expected to close in June or July of 2021, is subject to the approval of Leaf Group shareholders, customary regulatory requirements, and customary closing conditions. The transaction is not subject to a financing condition.

The Directors and executive officers of Leaf Group collectively holding approximately 2.1% of the outstanding shares of Leaf Group have entered into a voting agreement under which they have agreed to vote all of their Leaf Group shares in favor of the transaction.

Advisors

Moorgate Securities LLC and Canaccord Genuity are acting as financial advisors and Goodwin Procter LLP is acting as legal counsel to Leaf Group. Covington & Burling LLP is acting as legal counsel to Graham Holdings.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

About Graham Holdings Company

Graham Holdings Company (NYSE: GHC) is a diversified holding company whose principal operations include educational services; television broadcasting; online, print and local TV news; home health and hospice care; custom manufacturing; automotive; and, restaurant venues. The Company owns Kaplan, a leading global diversified education services leader; Graham Media Group (WDIV–Detroit, KPRC–Houston, WKMG–Orlando, KSAT–San Antonio, WJXT–Jacksonville, WCWJ-Jacksonville, WSLS-Roanoke); The Slate Group; Foreign Policy; and Pinna. The Company also owns Code3 and Decile, a leading social marketing solutions company; Graham Healthcare Group, home health and hospice providers; Dekko, a manufacturer of electrical solutions for applications of workspace power solutions, architectural lighting, electrical components and assemblies; Hoover Treated Wood Products, a manufacturer of pressure-impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications; Joyce/Dayton Corp., a manufacturer of screw jacks, linear actuators and lifting systems; and, Forney Corporation, a manufacturer of burners, igniters, dampers and controls for combustion processes in electric utility and industrial applications. Additionally, the Company owns Lexus of Rockville, Honda of Tysons Corner, and Jeep of Bethesda; Clyde’s Restaurant Group (CRG), restaurant and entertainment venues in the Washington, DC metropolitan area; Framebridge, Inc., a custom framing service company; and, CyberVista, a cybersecurity training and workforce development company.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to the Company’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.leafgroup.com or by contacting the Company’s Investor Relations contact at shawn.milne@leafgroup.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 25, 2021, its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 10, 2020 and in subsequent documents filed or to be filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; (v) the response of Company stockholders to the merger agreement; and (vi) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Leaf Group Investor Contacts:

Shawn Milne

Investor Relations

415-264-3419

shawn.milne@leafgroup.com

Leaf Group Media Contacts:

John Christiansen/Nate Johnson

Sard Verbinnen & Co

415-618-8750/310-201-2040

LeafGroup-SVC@sardverb.com

Sharna Daduk

VP, Communications

Sharna.daduk@leafgroup.com